    As filed with the Securities and Exchange Commission on November 5, 2003
                                                     Registration No. __________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                         PATRIOT SCIENTIFIC CORPORATION
                 (Name of small business issuer in its charter)

            Delaware                         3699               84-1070278
--------------------------------------------------------------------------------
  (State or Jurisdiction of           Primary SIC Code      (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                               10989 Via Frontera
                           San Diego, California 92127
                                 (858) 674-5000
          (Address and telephone number of principal executive offices)

                          Lowell W. Giffhorn, Secretary
                         Patriot Scientific Corporation
                               10989 Via Frontera
                           San Diego, California 92127
                                 (858) 674-5000
            (Name, address and telephone number of agent for service)
                                   -----------
                                   Copies to:
                             Otto E. Sorensen, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                          600 West Broadway, Suite 2600
                           San Diego, California 92101
                                 (619) 236-1414 (619) 232-8311 (fax)
                                   -----------

                Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                                   -----------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


-----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Proposed Maximum
   Title of Each Class of Securities               Amount to be         Proposed Maximum          Aggregate Offering   Amount of
           to be Registered                         Registered      Offereing Price Per Unit (5)        Price       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (1)                 44,904,710            $0.053                     $2,379,950           $192.54
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (2)                 18,749,999            $0.053                       $993,750            $80.39
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (3)                  1,334,757            $0.053                        $70,742             $5.72
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (4)                  2,062,500            $0.053                       $109,313             $8.84
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL                               67,051,966            $0.053                     $3,553,754           $287.50
-----------------------------------------------------------------------------------------------------------------------------------

(1) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their conversion of the Company's 8% Convertible Debentures issued on August 1, 2003 through October 21, 2003 (the "Series D Debentures"). The terms of the Series D Debentures do not fix the number of common shares that may be issuable upon conversion; however, the Company hereby registers a good faith estimate of the maximum number of shares it anticipates to issue upon conversion. The Company will not rely on Rule 416 of Regulation C if the conversion price results in an insufficient number of shares being registered. In the event that the number of shares actually issued exceeds the number of shares included in the registration fee table, the Company will file a new registration statement to cover the resale of any additional shares.
(2) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of a certain selling security holder. The common stock being registered is issuable to the selling security holder on its exercise of warrants issued in conjunction with the Series D Debentures issued on August 5, 2003 and September 22, 2003.
(3) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of a certain selling security holder. The common stock being registered was issued to the selling security holder on July 31, 2003, as a result of its exercise of a warrant issued in conjunction with the Registrant's Series A Debentures.
(4) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their conversion of the Company's Short-term Convertible Debentures issued on September 30, 2003.
(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's Common Stock (the "Common Stock") as reported on the OTC Electronic Bulletin Board on October 30, 2003.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (SEC) is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

             SUBJECT TO COMPLETION; AS FILED WITH THE SECURITIES AND
                     EXCHANGE COMMISSION ON NOVEMBER 5, 2003


                               P R O S P E C T U S

                         PATRIOT SCIENTIFIC CORPORATION
                               10989 Via Frontera
                           San Diego, California 92127
                                 (858) 674-5000

                                  THE OFFERING

         The resale of up to 67,051,966 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

         o up to 44,904,710 shares are issuable to the selling shareholders as conversion shares upon the conversion of our 8% Convertible Debentures.

         o up to 18,749,999 shares are issuable to a selling shareholder as warrant shares upon the exercise of warrants issued in conjunction with our 8% Convertible Debentures.

         o up to 1,334,757 shares were issued to a selling shareholder as warrant shares upon the exercise of a warrant issued in conjunction with our 8% Convertible Debentures.

         o up to 2,062,500 shares are issuable to the selling shareholders as conversion shares upon the conversion of our Short-term Convertible Debentures.

We will receive no proceeds from the sale of the shares by the selling shareholders. We may receive proceeds of up to $322,500 from the exercise of warrants.

                                 Trading Symbol
                PTSC (Over-the-counter Electronic Bulletin Board)

                 This Investment Involves a High Degree of Risk.
                Please refer to Risk Factors Beginning on Page 8

The Securities and Exchange Commission (SEC) and state securities regulators have not approved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the material information that you will need to make an investment decision.

We have not authorized anyone to provide you with information that is different from that which is contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
PROSPECTUS SUMMARY                                                                          5
         About our company                                                                  5
         About our convertible debentures                                                   5
         About our short-term convertible debentures                                        6
         About our warrants we are registering                                              7
         Additional shares we are registering                                               7
         Key facts                                                                          7

RISK FACTORS                                                                                8
         Related to our business
                  Our major product line has had limited revenues 8 We have
                  incurred significant losses and may continue to do so 8 Our limited sales and marketing experience has effected our
                  revenue 9 Our products may not be completed on time 9

         Related to our industry
                  The market in which we operate is highly competitive                      9
                  Protection of our intellectual property is limited; there is a risk of
                    claims for infringement                                                10
                  We may be impacted as a result of terrorism                              10

         Related to our offering and share price
                  We will require additional financing 11 Large block sales of our stock may decrease the price of our stock 11 Our stock is subject to penny-stock rules which limits our ability to
                    attract competitive funding 12 The price of our stock could be subject to short sale pressure 12 On a significant drop in the price of our stock, we could be subject to a change
                    in control                                                             13

         Forward-looking statements                                                        14

PLAN OF DISTRIBUTION                                                                       14

SELLING SHAREHOLDERS                                                                       15

THE COMPANY                                                                                16
         General                                                                           16

                                                                                       Page
                                                                                       ----
         Background                                                                    16
         Business                                                                      17
                  Available information                                                17
                  Organization and corporate development                               18
                  Internet growth and the emergence of the java programming language   19
                  Microprocessor technology                                            20
                           General background                                          20
                           Industry background                                         20
                           Technology description                                      21
                           The Ignite microprocessor as a java processor               22
                           Stage of development                                        23
                           Business strategy                                           24
                           Competition                                                 25
                  JUICEtechnology                                                      26
                  High speed data communications products                              26
                  Radar and antenna technology                                         26
                           General background                                          26
                           Gas antenna technology description                          26
         Research and development                                                      26
         Licenses, patents, trade secrets and other proprietary rights                 27
         Marketing and distribution                                                    28
         Dependence upon single customers                                              29
         Facilities                                                                    29
         Employees                                                                     29
         Government regulation                                                         29

USE OF PROCEEDS                                                                        30

LITIGATION                                                                             30
Page

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS                                                  30
         Critical Accounting Policies                                                  30
         Results of operations for the three months ended August 31, 2003 and 2002     32
         Results of operations for the years ended May 31, 2003 and 2002               33
         Liquidity and capital resources                                               34
         New accounting pronouncements                                                 36
         Income taxes                                                                  36

CHANGES IN ACCOUNTANTS                                                                 37

MANAGEMENT                                                                             38
         Identification of directors and executive officers                            38

         Biographical information                                                      38
         Indemnification of officers, directors and others                             40
         Executive compensation                                                        40
         Option grants                                                                 41
         Aggregated option exercises and fiscal year-end values                        41
         Compensation of directors                                                     42
         Employee contracts                                                            42

PRINCIPAL SHAREHOLDERS                                                                 44

                                                          Page
                                                          ----
CERTAIN TRANSACTIONS                                      46

TRADING MARKET AND RELATED MATTERS                        47

DESCRIPTION OF SECURITIES                                 48

LEGAL MATTERS                                             49

EXPERTS                                                   49

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE   F-1

                               PROSPECTUS SUMMARY
About Our Company

         We develop, market, and sell microprocessors, our technology behind the microprocessors, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 25% of our revenue in fiscal 2003. The balance of our 2003 revenue was generated from a communication product line that, subsequent to a completed last buy program, is now generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. In 2003 we received a final royalty payment of $75,500 from the sale of the gas plasma technology. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances.

         Our auditors have stated in their report on our consolidated financial statements as of and for the year ended May 31, 2003, substantial doubt about our ability to continue operating as a going concern because of recurring net losses and negative cash flows from operations. We have an accumulated deficit of $46,846,587 and negative working capital of $1,463,051 as of August 31, 2003 and a history of substantial operating losses, net losses and negative cash flow.

         We have our principal executive offices at 10989 Via Frontera, San Diego, California 92127. Our telephone number is (858) 674-5000, and our website is www.ptsc.com.

About Our Convertible Debentures

              Overview. From August 1, 2003 through October 21, 2003, we sold to and had received cash from the selling shareholders an aggregate of $472,500 of 8% convertible debentures with two year maturity dates. The convertible debentures entitle the debenture holders to convert the principal and unpaid accrued interest into our common stock on any date up to and including the maturity date. In addition, the debenture holders received warrants exercisable into a number of our common shares.

              Initial Number of Shares Debentures May Be Converted Into. The debentures can be converted into a number of our common shares based on either a negotiated number of shares or the following calculation: the amount of the debenture divided by 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date.

              Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement of which this prospectus is a part becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

              Warrants. Concurrent with the issuance of the convertible debentures, we issued to the selling shareholders warrants to purchase up to 22,455,355 shares of our common stock. These warrants are exercisable for five years from the date of issuance at initial exercise prices equal to either a negotiated exercise price or 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance for 3,705,356 shares of common stock and is fixed at $0.0172 for the remaining 18,749,999 shares of common stock.

              Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were sold. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

              Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares at less than fair market value. Since we are currently a bulletin board company, we do not need shareholder approval.

              Restrictive Covenants. For a period of 18 months from the date of the debentures, we are prohibited from engaging in certain transactions without obtaining the selling shareholders' prior written approval. These types of transactions include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements.

              Right of First Refusal. The selling shareholders have a right of first refusal to purchase or participate in any securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

              Selling Shareholders' Right of Indemnification. We are obligated to indemnify the selling shareholders (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the convertible debenture, our registration rights agreement, other related agreements, or the registration statement of which this prospectus is a part.

About Our Short-term Convertible Debentures

              On September 30, 2003 we sold to and had received cash from a group of four individual investors an aggregate of $75,000 of short-term convertible debentures with two month maturity dates. The short-term debentures may be redeemed for $82,500 cash at maturity or may be converted into 2,062,500 shares of common stock. If the debentures are not redeemed at maturity, they will earn interest at a rate of 12% from December 1, 2003, until redeemed for cash or converted into common stock.

Warrants We Are Registering

              On August 5, 2003 and September 22, 2003, we issued two warrants exercisable for up to 6,976,744 and 11,773,255 shares of our common stock, respectively, at exercise prices of $0.0172 per share in consideration of an 8% convertible debenture of $322,500 issued to an investor. We entered into an amended warrant agreement with the investor whereby the exercise price, which was originally subject to reset provisions, was changed to a fixed price.

Additional Shares We Are Registering

              On July 31, 2003, a security holder exercised a warrant issued on June 10, 2002 for 1,334,757 shares of common stock at an exercise price of $0.0375 per share. The warrant had reset provisions that precluded it from being registered previous to exercise. We are registering the resale of the shares which have been issued.

Key Facts

         Shares being offered for resale to the public                 67,051,966 (51.6% of our shares currently
                                                                       outstanding)

         Total shares outstanding prior to the offering                129,930,085  as of October 30, 2003

         Total shares outstanding assuming completion                  195,647,294
           of the offering

         Total shares that would be outstanding assuming
           full conversion of the current offering and exercise
           of all outstanding debentures, options and warrants         283,995,228

         Price per share to the public                                 Market price at time of resale

         Total proceeds raised by offering                             None, however we may receive proceeds of up to $322,500
                                                                       on the exercise of warrants

         Convertible debentures                                        A form of our convertible debenture with the selling
                                                                       shareholders was included as an exhibit to the S-3
                                                                       registration statement filed with the SEC on June 27, 2002

         Dividend policy                                               We have never paid a dividend and do not anticipate paying a dividend in the foreseeable future

                                  RISK FACTORS


         Before purchasing any of the common shares, you should carefully consider the following factors relating to our business and prospects.

Related to our Business

Patriot's Microprocessor Technologies Have Resulted In Limited Revenues and Several Related Products Are Still in the Development Stage

         We are in the development stage on several components of our microprocessor technology product line, and the products which have been commercialized have resulted in limited revenues. Our other product lines have not generated enough revenue to support our company. Therefore, we have limited financial results upon which you may judge our potential. We may not become profitable. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These include:

         o        substantial   delays  and  expenses  related  to  testing  and
                  development of our new products,

         o production and marketing problems encountered in connection with our new and existing products and technologies,

         o        competition from larger and more established companies, and

         o        lack  of   market   acceptance   of  our  new   products   and
                  technologies.

Patriot Has a History of Losses, Expects Future Losses and May Not Achieve or Sustain Annual Profitability

         We expect to incur operating losses in the future. Sales of our products may never generate sufficient revenues to fund our continuing operations. We may never generate positive cash flow or attain profitability. To date, we have incurred significant losses. As of August 31, 2003, our accumulated deficit was $46,846,587 and we had negative working capital of $1,463,051. For the three months ended August 31, 2003 and the fiscal years ended May 31, 2003 and 2002, we incurred net losses of $1,152,547, $3,888,299 and $5,487,051, respectively. Because of this record of losses, there is substantial doubt about our ability to continue as a going concern. These losses have resulted primarily from:

         o significant costs associated with the development of our products,

         o        costs associated with the marketing of those products,

         o the interest charges and expenses related to previous equity and debt financings, and

         o compensation costs related to the cashless exercise of options and to the earnout of escrowed common shares.

         Should our losses continue and should we be unable to fund our operations from external sources, we would need to cease doing business and/or liquidate or sell our assets.

Patriot's Limited Sales and Marketing Experience Has Affected Our Revenue

         Our operating results depend to a large extent on our ability to successfully market and sell our products. We currently have limited marketing capabilities and need to hire additional sales and marketing personnel. In part as a consequence of our limited resources, we may not be able to recruit, train, or retain qualified personnel to sell and market our products and we may not be able to develop a successful sales and marketing strategy. We also have very limited marketing experience. There can be no assurance that any marketing efforts undertaken by us will be successful or will result in any significant sales of our products. A continued lack of significant revenues from the sale of our products would require us to cease doing business and/or liquidate or sell our assets.

Patriot May Experience Difficulties in the Introduction of New Products That Could Result in Patriot having to Incur Significant Unexpected Expenses or Delay the Launch of New Products

         Our technologies and products are in various stages of development. Our development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although we may license some of our technology at its current stage of development, there can be no assurance that we will be able to do so or that any revenues generated from licensing would be sufficient to support operations at their current level. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Discovery of microprocessor design errors, frequent in the industry prior to and after production, could result in lengthy and costly redesign, fabrication (production) and testing in an industry where new technology rapidly eclipses prior innovations.

         The development of our technologies has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that, in combination with existing products, they will sustain us or allow us to achieve profitable operations.

Related to Our Industry

Intense Competition in the Market for Microprocessors Could Prevent Patriot From
Increasing  or  Sustaining   Revenue  and  Prevent  Patriot  From  Achieving  or
Sustaining Annual Profitability

         Our products could be rendered noncompetitive or obsolete. Technological competition from larger and more established microprocessor companies is significant and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than we can. In addition, one or more of our competitors may succeed or may already have succeeded in developing technologies and products that are more effective than any of those we currently offer or are developing.

Patriot's Limited Ability to Protect Its Intellectual Property May Inadvertently Adversely Affect Its Ability to Compete

              A successful challenge to our ownership of our technology could materially damage our business prospects. Our technologies may infringe upon the proprietary rights of others. Licenses required by us from others may not be available on commercially reasonable terms, if at all. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have eight U.S. patents issued and three U.S. patents pending. We have one patent issued in Europe and have filed an application for another patent in Europe, Japan and elsewhere. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents.

              Vigorous protection and pursuit of intellectual property rights or positions characterize the fiercely competitive semiconductor industry, which has resulted in significant and often protracted and expensive litigation. Therefore, our competitors may assert that our technologies or products infringe on their patents or proprietary rights. Problems with patents or other rights could increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions or to defend against infringement claims.

              We did not develop the technology which is the basis for our products. This technology, which was originally known as the ShBoom technology, was acquired through a series of agreements from two co- inventors. We have been, and may again be, subject to claims from such prior parties related to the technology. Such parties may also attempt to exploit the technology independently of our rights to do so. The asset purchase agreement and plan of reorganization between Patriot, nanoTronics Corporation and Helmut Falk was the agreement under which we acquired the basic ShBoom technology. The agreement also contained a number of warranties and indemnities related to the ownership of the technology and other matters. We believe nanoTronics Corporation has been liquidated and, due to Mr. Falk's death in July 1995, our ability to obtain satisfaction for any future claims as a result of a breach of the agreement may be limited.

Patriot May Face Interruption Of Production And Services Due To Increased Security Measures In Response To Terrorism

         Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or at certain times stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security, as a result of these activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by terrorist activities and potential activities. The U.S. economy in general is being adversely affected by terrorist activities and potential activities, and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

Related to Our Offering and Share Price

Patriot May Not Be Able to Obtain Additional Capital to Fund Its Operations When Needed

         A lack of additional funding could force us to substantially curtail or cease our operations, which would have a material adverse effect on our business. Our ability to raise additional funds under the debenture agreement is subject to certain conditions. These conditions include the effectiveness of a registration statement covering the resale of the shares sold on the conversion of the debentures or the exercise of the warrants issued concurrently with the debentures. We estimate our current annual cash requirements to sustain our operations to be $2.1 million. There can be no assurance that any future funds required will be generated from operations or from other potential sources. Further, any such required funds may only be available on unattractive terms and may significantly dilute the value of our existing shares.

If the Selling Shareholders Sell a Large Number of Patriot Shares All at Once or In Blocks, The Market Price of Our Shares Would Most Likely Decline

         The selling shareholders are offering all of the common stock offered through this prospectus. The selling shareholders are not restricted in the price at which they can sell the common stock. Shares sold at a price below the current market price at which the common stock is trading may cause the market price to decline. The shares of common stock that are issuable on the conversion of the debentures or exercise of the warrants issued concurrently with the debentures represent 52% of our outstanding shares. However, should the price of our stock drop, the number of common shares issuable on the conversion of these debentures, plus the conversion of currently outstanding previously issued debentures, would be subject to reset provisions which would substantially increase the number of common shares to be issued. To the extent the selling shareholders, and shareholders of currently outstanding previously issued debentures, convert and then sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling shareholders, and shareholders of currently outstanding previously issued debentures, to convert their convertible debentures into even greater amounts of common stock, the sales of which would further depress the stock price. Accordingly, we do not know the exact number of shares that will be issued on the conversions of the debentures. The following table presents the potential number of shares that could be issued and the total number of shares outstanding under several alternative scenarios:

                                                     Market Price as of     If October 30, 2003 Market Price Decreases
                                                       October 30, 2003          25%              50%              75%
                                                            -----------      -----------      -----------     -----------
Market price (conversion price)                                 $ 0.055          $ 0.041          $ 0.028         $ 0.014

Common stock currently outstanding                          129,930,085      129,930,085      129,930,085     129,930,085

Number of shares issuable on conversion                      33,107,460       34,297,699       40,448,864      64,789,773

Number of warrants issuable on exercise                      55,927,308       55,927,308       55,927,308      55,927,308

Potential common stock outstanding                          218,964,853      220,155,092      226,306,257     250,647,166

Dilutive effect to current shareholders                              69%              69%              74%             93%

In addition, at the option of the debenture holder, interest accruing at the annual rate of 8% can be converted into shares of our common stock at the same time and at the same conversion price as the principal portion of the debenture. Should the debenture holders accumulate interest, a larger number of shares would be issued on conversion; and if the price of the common stock declines, the reset provisions which allow greater amounts of shares to be issued would also be in effect for the interest portion of the debenture. As of September 30, 2003, $35,836 interest was payable to the debenture holders which could be converted into 856,774 shares of common stock at an average conversion price of $0.042.

The Market for Patriot's Stock is Subject to Rules Relating to Low-Priced Stock Which Limits Our Ability to Attract Competitive Funding

         Our common stock is currently listed for trading in the NASD Over-The-Counter Bulletin Board Market and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended. In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker's commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules, and as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The "penny stock rules," therefore, may have an adverse impact on the market for our common stock and may effect our ability to attract competitive funding.

Our Share Price Could Be Lowered as a Result of Short Sales

         The downward pressure on the price of our common stock as the selling shareholders convert and sell material amounts of common stock could encourage short sales by the selling shareholders or others. When an investor sells stock that he does not own, it is known as a short sale. The seller, anticipating that the price of the stock will go down, will buy the stock at a later date. If the price of the stock goes down, the seller will profit to the extent of the difference between what he originally sold it for less what he later had to buy it for. Short sales enable the seller to profit in a down market. Short sales could place significant downward pressure on the price of our common stock.

On a Significant Drop in the Price of Our Stock, We Could be Subject to a Change in Control

         There is a possibility that a significant number of shares, the exact number of which we do not know, of our common stock could be issued on the conversion of the debentures. This possibly could result in a change in control of the company. Such a change in control could have a material adverse effect on our operations and business plans. We are unable to determine the impact such a change in control could have on our company.

FORWARD-LOOKING STATEMENTS

              This prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues and financial resources, a history of losses, no assurance that the development of technology can be completed or that its completion will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                              PLAN OF DISTRIBUTION

              After the effective date of the registration statement of which this prospectus is a part, each selling shareholder will be free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

              The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

              The selling shareholders and any broker-dealer that acts in connection with the sale of common shares may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions.

              Because the selling shareholders may be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

              Selling shareholders also may resell all or a portion of their common shares in open market transactions in reliance upon Rule 144 under the Securities Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

                              SELLING SHAREHOLDERS

Selling Shareholders


              The following table sets forth certain information with respect to the selling shareholders as of October 30, 2003. Except as set forth below, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers.


                                                                                                   Amount and
                                         Beneficial           Maximum Number                      Percentage of
                                        Ownership of           of Shares of                        Common Stock
                                      Common Stock as          Common Stock                       After the Sale
               Name                 of October 30, 2003      Offered for Sale                 Number              %
               ----                 -------------------      ----------------          ------------------------------------
Lincoln Ventures, LLC                     86,446,522 (2)          60,529,711                25,916,811 (2)      13.61% (2)
Victor Gabourel                            4,847,978 (3)           1,041,666                 3,806,312 (3)       2.91%
Gloria Felcyn, Trustee (1)                16,861,091 (4)           1,334,757                15,526,334 (4)      11.83%
James and Josephine Zolin                  5,250,056 (5)           1,866,666                 3,383,390 (5)       2.57%
Richard Daniels                            5,568,333 (6)           1,729,166                 3,839,167 (6)       2.92%
Wayne Opperman                               550,000                 550,000                         -          *

* less than 1%


         (1) As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares that were subject to an escrow arrangement originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares originally issued to nanoTronics in connection with the ShBoom technology acquisition and subsequently transferred to the Helmut Falk Family Trust. Ms. Felcyn is also an affiliate and director of the company.

         (2) This number includes 44,666,810 shares of common stock issuable upon exercise of outstanding warrants previously issued to Lincoln which are currently exercisable, which shares would not be deemed beneficially owned (due to exercise restrictions within the warrants) within the meaning of Sections 13(d) and 13(g) of the Exchange Act to the extent that their acquisition in a warrant exercise by Lincoln would cause Lincoln to own in excess of 4.99% of our outstanding common stock immediately following such exercise. By the terms of the Debentures, the 4.99% limitation may be increased to a maximum of 9.99% if the Company accepts a tender offer and a change in control takes place. Therefore, it is expected that Lincoln will not beneficially own more than 9.99% of our outstanding common stock at any time. Roy Adams has ultimate voting and/or investment control over the securities owned by Lincoln.

         (3) Includes 1,555,735 shares of common stock issuable upon the conversion of previously issued convertible debentures. The resale of these shares has been previously registered. This number also includes 1,945,437 shares of common stock issuable upon exercise of outstanding warrants

         (4) Includes 4,814,305 shares of common stock issuable upon the conversion of previously issued convertible debentures. The resale of these shares has been previously registered. This number also includes 2,767,674 shares of common stock issuable upon exercise of outstanding warrants and 50,000 shares of common stock issuable upon exercise of stock options issued to Ms. Felcyn, as an individual, as a director of the company.

         (5) Includes 390,168 shares of common stock issuable upon the conversion of previously issued convertible debentures. The resale of these shares has been previously registered. This number also includes 1,509,169 shares of common stock issuable upon exercise of outstanding warrants

         (6) Includes 975,419 shares of common stock issuable upon the conversion of previously issued convertible debentures. The resale of these shares has been previously registered. This number also includes 2,170,862 shares of common stock issuable upon exercise of outstanding warrants


                              INFORMATION ABOUT US
The Company

              Patriot Scientific Corporation was organized under Delaware law on March 24, 1992, as the successor by merger to Patriot Financial Corporation, a Colorado corporation incorporated on June 10, 1987. Our address is 10989 Via Frontera, San Diego, California 92127, and our telephone number is (858) 674-5000. Our home page can be located on the World Wide Web at http://www.ptsc.com.

              We develop, market, and sell microprocessors, our technology behind the microprocessors, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 25% of our revenue in fiscal 2003. The balance of our 2003 revenue was generated from a communication product line that, subsequent to a completed last buy program, is now generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. In 2003 we received a final royalty payment of $75,500 from the sale of the gas plasma technology. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances.

              In 1997, we emerged from the development stage primarily as a result of the acquisition of Metacomp Inc. There can be no assurance that we can achieve profitable operations, and we may need additional financial resources during the next twelve months.

Background

              In February 1989, we completed our initial public offering under a registration statement on Form S-18 under the Securities Act of 1933. This offering raised gross proceeds of $50,000 and net proceeds of approximately $28,640 upon the sale of 2,500,000 units at $.02 per unit. Each unit sold in the public offering consisted of one common share and one Class A common stock purchase warrant exercisable to acquire one share of common stock and one Class B common stock purchase warrant. All Class A and Class B warrants have since been exercised or have lapsed.

              On May 12, 1992, we redomiciled ourselves from Colorado to Delaware by merging into a wholly owned Delaware subsidiary, Patriot Scientific Corporation, organized for that purpose. The reincorporation resulted in a reverse stock split. Three shares of the Colorado corporation, par value $.00001, were converted into one share of the Delaware corporation, par value $.00001. The reincorporation also effected a change in our charter and bylaws and a name change to Patriot Scientific Corporation.

              In May 1993, we registered under the Securities Act of 1933 a total of 7,631,606 shares issuable upon the exercise of outstanding Class A and Class B common stock purchase warrants. Upon the exercise of those warrants, we received net proceeds of $3,343,915 and issued 7,538,102 common shares. None of such warrants remain outstanding.

              Effective May 31, 1994, we entered into an asset purchase agreement and plan of reorganization with nanoTronics Corporation located in Eagle Point, Oregon and Helmut Falk. We issued a total of 8,500,000 restricted common shares to nanoTronics to acquire certain microprocessor technology of nanoTronics. The technology acquired was used to develop a sophisticated yet low cost microprocessor. 5,000,000 of the shares were issued on a non-contingent basis, and the remaining 3,500,000 shares were issued subject to the terms of an earnout escrow arrangement, which concluded on May 31, 1999.

              Effective December 26, 1996, we acquired 96.9% of the outstanding shares of Metacomp, Inc., a California corporation, from 56 shareholders in exchange for the issuance of 1,272,068 shares of our common stock. Based on the closing price of our common stock of $1.375 on the date of the acquisition, the price of the acquisition was $1,749,094. This business combination was accounted for as a pooling-of-interests.

Business

         Available Information

         We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007, and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

         We mail a copy of our Annual Report on Form 10-K along with a proxy statement to our shareholders prior to our annual meeting.

         We have filed a registration statement on Form SB-2, of which this prospectus is a part, with the SEC. This registration statement or any part thereof may also be inspected and copied at the public reference facilities of the SEC.

         Our filings may also be accessed through the SEC's web site (http://www.sec.gov) or by visiting our web site at (http://www.ptsc.com) and linking to the SEC's site.

         Organization and Corporate Development. Our business involves the following technologies:

         o        Ignite microprocessor technology,

         o        high-speed data communications technology, and

         o        radar technology.

         Due to a lack of funds to develop and commercialize JUICEtechnology, a technology introduced to us in 2001, we assigned our rights in this technology back to the inventor in April 2003.

         The stage of development of each of our technologies is as follows:

         o Ignite microprocessor. This technology is generating minor amounts of revenue from the sale of development boards, microprocessors and initial license fees related to the microprocessor application. We run the technology on a 0.18-micron microprocessor, which is in current production. We have ported the WindRiver VxWorks operating system and the Sun Microsystems personalJava virtual machine to the microprocessor. In addition, the technology is available for sale as intellectual property, which enables the prospective customer to incorporate the microprocessor functions with other parties' applications to arrive at a system on a chip solution. Although we anticipate the Ignite technology to be our main product line, it currently accounts for only about 25% of our revenue in fiscal year 2003.

         o High-speed data communications. Revenue from this technology was phased out during fiscal year 2002 as a result of the products reaching the end of their life cycles. During fiscal 2002 we initiated a last time buy program and except for minor repeat orders have discontinued this product line. We have decided to concentrate our efforts on the Ignite microprocessor technology. Although the communications product line accounted for approximately 75% of our fiscal year 2003 revenue, we anticipate that the Ignite microprocessor will be our main product line in the future.

         o Radar and antenna. We sold the gas plasma antenna technology in August 1999. Our radar technology has not generated any revenue, and we have suspended further development of this technology in order to concentrate our resources on our Ignite products.

         Due to our small size and staffing overlaps among the technologies, certain personnel may work on any or all of our technologies from time to time.

         During at least the last three years, we have focused the majority of our efforts on the Ignite technology. The Ignite technology is targeted for the embedded controller and Java language processor marketplaces.

         Internet Growth and the Emergence of the Java Programming Language. The Internet is a global web of computer networks. This "network of networks" allows computers connected to the Internet to "talk" to one another. The Internet provides organizations and individuals with new means to conduct business. Commercial uses of the Internet include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and customer support. We believe that organizations will also increasingly use the Internet and private Intranet networks to improve communications, distribute information, lower operating costs and change operations. Use of the Internet has grown rapidly and has had an impact on many industries, including computer hardware, software and peripheral industries. The rapid growth in popularity of the Internet is in part due to continuing penetration of computers and modems into U.S. households, growth of the informational, entertainment and commercial applications and resources of the Internet, the growing awareness of such resources among individuals, and the increasing availability of user-friendly navigational and utility tools which enable easier access to the Internet's resources.

         The growth of the Internet and corporate Intranets is creating a demand for hardware, software and peripherals. Software, such as Java, has been developed to serve the requirements of Internet users.

         Java is a programming language that was originally developed for personal digital assistant devices and television set top boxes. It was formally announced as an object-oriented language for the Internet in May 1995 by Sun Microsystems Inc. A large number of major computer, software, browser and on-line service provider companies have licensed the Java language. Accordingly, Java is a fundamental platform for Internet related applications. A significant number of Java applications, or applets, are now available on the Internet. These applications not only enhance web pages but also perform many functions of traditional computer software programs. Our Ignite technology lends itself to potential markets in which the use of Java is prevalent.

         With Java, data and programs do not have to be stored on the user's computer, but can reside anywhere on the Internet to be called upon as needed. Among its various attributes, two key features of Java are (1) its ability to run on a variety of computer operating systems thus avoiding the problem of incompatibility across networks, and (2) security, because Java enables the construction of virus-resistant, tamper-resistant systems by using resource-access control and public-key encryption. Because of Java's useful features, it has also become a popular programming language for embedded applications.

         Since Java is designed to run on multiple types of devices and operating systems, it allows developers to write a program once for many types of operating systems, instead of having to write new versions for each type. Java does this by interpreting a program's commands into something that a particular type of computer can understand. This interpretive design runs programs slower than if they were tailored for each type of computer and is resulting in a need for specialized microprocessors and compilers to increase Java's speed.

         The growth of Java is causing a number of companies to consider it as a basis for a new style of computing tailored to the Internet and not encumbered by the limitations of, or requiring, traditional computer operating systems. The concept is to design inexpensive access devices to communicate via the Internet.

         Our Microprocessor Technology.

         General Background. In 1991, nanoTronics Corporation was formed and acquired a base technology for an advanced microprocessor integrated on a single computer chip. nanoTronics subsequently engaged in substantial technical development and fabricated a first-generation microprocessor in early 1994.

         Since the acquisition of the technology from nanoTronics, effective May 31, 1994, we have been engaged in enhancing the microprocessor design, adding additional technical features to further modernize the design, and improving and testing the new design. We initially fabricated a prototype 0.8-micron microprocessor in May 1996. The next generation was a 0.5-micron microprocessor that was delivered in September 1997. The 0.5-micron microprocessor was employed in demonstrations for prospective customers and was shipped in limited numbers to customers as an embedded microprocessor. In 1998 we introduced a 0.35-micron microprocessor whose features included a reduction in size and improved performance. In addition, in September 2000 we completed a VHDL model of this technology which enables customers to purchase intellectual property incorporating microprocessor functions with other parties' applications to arrive at a system on a chip solution. By purchasing this software model, customers can significantly reduce their time to market by simulating results as opposed to trial and error commitments to silicon production. In 2003 we further reduced the size of our silicon production to 0.18-microns.

         Industry Background. The semiconductor logic market has three major sectors:

         o        standard logic products,

         o        application specific standard products, and

         o        application specific integrated circuits.

         Standard logic products, such as the Intel's X86 and Pentium and Motorola's 680X0 microprocessor families, are neither application nor customer specific. They are intended to be utilized by a large group of systems designers for a broad range of applications. Because they are designed to be used in a broad array of applications, they may not be cost effective for specific applications. Application specific integrated circuits are designed to meet the specific application of one customer. While cost effective for that application, application specific integrated circuits require large sales volumes of that application to recover their development costs. Application specific standard processors are developed for one or more applications but are not generally proprietary to one customer. Examples of these applications include modems, cellular telephones, other wireless communications devices, multimedia applications, facsimile machines and local area networks. We have designed our microprocessor to be combined with application specific software to serve as an embedded control product for the application specific standard processor market sector.

              Application specific standard processors are typically used in embedded control systems by manufacturers to provide an integrated solution for application specific control requirements. Such systems usually contain a microprocessor or microcontroller, logic circuitry, memory and input/output circuitry. Electronic system manufacturers combine one or more of these elements to fit a specific application. The microprocessor provides the intelligence to control the system. The logic circuitry provides functions specific to the end application. The input/output circuitry may also be application specific or an industry standard component. The memory element, if not on the microprocessor, is usually a standard product used to store program instructions and data. In the past, these functions have been executed through multiple integrated circuits assembled on a printed circuit board. The requirements for reduced cost and improved system performance have created market opportunities for semiconductor suppliers to integrate some or all of these elements into a single application specific standard processor or chip set, such as the Ignite family of microprocessors. The Ignite family provides close integration of the microprocessor and input/output function with the logic circuitry, thereby providing an advanced application specific standard processor.

              Embedded control systems enable manufacturers to differentiate their products, replace less efficient electromechanical control devices, add product functionality and reduce product costs. In addition, embedded control systems facilitate the emergence of completely new classes of products. Embedded control systems have been incorporated into thousands of products and subassemblies worldwide, including automotive systems, remote controls, appliances, portable computers and devices, cordless and cellular telephones, motor controls and many other systems.

              Microprocessors are generally available in 4-bit through 64-bit architectures, which refers to the amount of data they can process. 4-bit microprocessors are relatively inexpensive, typically less than $1.00 each. Although they lack certain performance and features, they account for more than 40% of worldwide microcontroller volume. Also in general use today are 8-bit architectures, generally costing $1.00 to $10.00 each and accounting for an additional 40% of worldwide microcontroller volume. To date 16-bit, 32-bit and 64-bit architectures, with typical costs of over $10.00 each, have offered very high performance, but are generally considered to be expensive for high-volume embedded control applications. The use of 16-bit, 32-bit and 64-bit architectures offers fewer internal limitations, making programming easier and providing higher performance. Although generally more expensive per unit and requiring more support logic and memory, these devices offer many advantages for more sophisticated embedded control systems.

              Electronic system designers, driven by competitive market forces, seek semiconductor products with more intelligence, functionality and control that can be used to reduce system costs and improve performance. For these needs, the Ignite product family was designed to be a sophisticated 32-bit microprocessor with advanced features. The Ignite product family uses a smaller number of transistors compared to other RISC (reduced instruction set computor) processors, which results in less power consumption and more economical prices compared to other embedded control applications. This creates the opportunity for the development of new, cost-effective applications.

              Technology Description. Conventional high-performance microprocessors are register-based with large register sets. These registers are directly addressable storage locations requiring a complex architecture that consumes costly silicon. This conventional architecture provides processing power for computer applications but complicates and slows the execution of individual instructions and increases silicon size, thereby increasing the microprocessor cost.

              Our technology is fundamentally different from most other microprocessors in that the data is stored in groups and certain information is known to be at the top of a stack as opposed to being stored in a register. Our microprocessor employs certain features of both register and stack designs. The resultant merged stack-register architecture improves program execution for a wide range of embedded applications. Our design combines two processors in one highly integrated package, a microprocessing unit for performing conventional processing tasks, and an input-output processor for performing input-output functions. This replaces many dedicated peripheral functions supplied with other processors. The microprocessor's design simplifies the manipulation of data. Our architecture employs instructions that are shrunk from 32-bits to 8-bits. This simplified instruction scheme improves execution speed for computer instructions. Our architecture incorporates many on-chip system functions, thus eliminating the requirement of support microprocessors and reducing system cost to users.

              The 0.8-micron microprocessor was designed to operate at a speed of 50Mhz; the 0.5-micron microprocessor at a speed of 100Mhz; the 0.35-micron microprocessor at 150MHz; and the 0.18-micron to operate at speeds in excess of 300Mhz. They are all compatible with a wide range of memory technology from low cost dynamic random access memory to high-speed static random access memory. The microprocessors can be packaged in various surface-mount and die-form packaging. There can be no assurance that the designed speed will be achieved with the production model of the 0.18-micron microprocessor or future versions or that all of the desired functions will perform as anticipated.

              Our technology is not designed or targeted to compete with high-end processors for use in personal computers. It is targeted for embedded control applications. We believe that the features described above differentiate the Ignite family from other 8-bit to 64-bit microprocessors targeted for embedded control applications. Considering the reduced requirement for support microprocessors, the Ignite family is intended to be available at a high volume price that should be price competitive with high-end 8-bit microprocessor and general 16-bit microprocessor systems but with higher performance (speed and functional capability). The Ignite family has been designed to allow high-speed and high-yield fabrication using generally available wafer fabrication technology and facilities.

              The Ignite Microprocessor as a Java Processor. We believe the Ignite microprocessor architecture is capable of being an efficient and cost effective Java programming language processor, because Java is designed to run on a stack-oriented architecture and the Ignite architecture executes the virtual stack machine internal to Java efficiently. Many Java operation codes or instructions require only a single 8-bit Ignite family instruction to be executed, providing a performance advantage over other more expensive processors that require six or more 32-bit instructions to do the same task. This feature allows the execution of Java programs with increased speed and reduced code size thereby enabling lower system memory costs. In addition, the incorporation of many on-chip system functions is expected to allow the Ignite family to perform most of the other functions required of an Internet computer device or Java accelerator, thereby eliminating components. Since Internet computers are designed to be inexpensive appliances for

Internet access, cost, speed and performance are expected to be key requirements for designers. We believe the Ignite technology can compete favorably on the basis of such requirements, although there can be no assurance we can successfully exploit Java related applications or that competitors will not create superior Java processors.

              We have ported the Java operating environment to the Ignite family, which currently uses the C programming language for software support. We are a licensee of Sun Microsystems Inc. This enables us to develop and distribute products based on Sun's personalJava, a platform on which to run Java applications. We have also licensed from Wind River an operating system, VxWorks, and entered into a relationship with Forth Inc. whereby Forth will provide software support and operating system development tools for the Forth Programming language. We believe this solution is competitive in the Java virtual machine and embedded applications markets. We believe that, if the implementation is successfully completed, the Ignite family will be competitive with Java microprocessors announced by competitors. However, there can be no assurance of successful implementation of this package of software or of a market for an Ignite family Java microprocessor.

              Stage of Development. In early 1994, nanoTronics initiated production of a first generation of wafers at a contract fabrication facility using 6 inch wafers employing 0.8-micron double-metal CMOS technology. After the May 31, 1994 acquisition, we improved the original design, added new features and performed simulations and tests of the improved designs. In October 1995, a run of six wafers of second generation 0.8-micron microprocessors was fabricated by a contract fabrication facility. Subsequently, we tested these microprocessors, while completing a C computer language compiler and preparing application development tools. The compiler and application development tools are necessary to enable system designers to program the Ignite family for specific applications. We made corrections to the design suggested by the testing of prototype units and produced an additional run of second generation microprocessors from remaining wafers in May 1996. In July 1996, we employed these microprocessors in demonstration boards for use by developers and prospective customers and licensees.

              In December 1997, we completed development of and started shipping a 0.5-micron microprocessor based on the Ignite technology and found that 0.5-micron double-metal CMOS technology improved operating speed, reduced power requirements, reduced physical size and reduced fabrication cost. In May 1998, we began a production run of a 0.35-micron microprocessor that further increased operating speed and cost performance over the previous generations of the Ignite family of microprocessors.

              At each stage of development, microprocessors require extensive testing to ascertain performance limitations and the extent and nature of errors
(bugs), if any. When significant limitations or errors are discovered, additional rounds of design modifications and fabrication are required prior to having functional and demonstrable microprocessors for prospective customers and licensees. Although our 0.5 and 0.35-micron microprocessors have been sent to prospective customers in anticipation of production orders, there can be no assurance that we, during our continued testing of these products, will not identify errors requiring additional rounds of design and fabrication prior to commercial production. Additional delays could have an adverse effect on the marketability of our technology and financial condition.

              In September 2000, we completed the VHDL soft-core version of the Ignite microprocessor family. The hardware design inside a microprocessor, or silicon device, can be represented as a software program. This, in essence, replaces the old style of designing microprocessors using schematics. VHDL is the predominant software language used to design semiconductors. In addition to the design aspects, VHDL also contains sophisticated simulation tools that allow the designer to simulate the functionality of the entire design before committing to silicon. Also VHDL enables a designer to easily modify and enhance the design. A design represented in VHDL goes through a synthesis process whereby it is converted to the most basic element of a design, logical gates. This gate level representation in turn is used with computer aided engineering tools to translate the design into the most fundamental component of semiconductors, transistors. The characteristics of the transistors can be given as a library to a foundry. Therefore, a design represented in VHDL is technology and foundry independent and can be targeted for any given transistor geometry (such as 0.18, 0.25, or 0.35- micron) for any foundry of choice.

              We have developed marketing materials, product manuals and application development tools for use by licensees and customers. The manuals and tools are necessary to enable system designers to quickly and easily program the Ignite family for specific applications.

              We believe that the Ignite family is ready for licensing or sale and that any additional changes encountered in current testing will be minor and can be made during subsequent production runs of Ignite family microprocessors for customers, when and if orders are obtained. We also believe the core technology is ready for licensing for use by others to develop custom microprocessors.

              Business Strategy. The increasing demand for embedded control has made the market for microprocessors one of the largest segments of the semiconductor logic market. This demand will drive the need for embedded processors. Our strategy does not entail competing directly with suppliers who have multiple microprocessor types addressing all parts of the embedded systems market, but on identifying certain market niches that the Ignite would best address due to its low cost, low power consumption, small number of transistors and higher performance.

              Because of the above factors, we intend to focus the majority of our efforts on the embedded microprocessor business, a market without an established base of microprocessor products and for which we believe the Ignite has desirable technical and market advantages.

              We believe that our architecture is suited for controller applications requiring high performance and low system cost, such as smart cards, cell phones, printers, video terminals, robotics, motion controllers, industrial controllers, digital communication devices, video games, kiosks, cable and satellite modems and TV set top boxes. We expect that early licensing of the technology and product applications will focus on embedded control.

              We have three international representatives for foreign markets and are addressing the domestic market with an in-house business development person. We also have a strategic alliance with an outside microprocessor design house.

              We believe the appropriate approach for us initially lies in a balanced effort of cultivating licensees and developing specific product enhancement partnerships, producing original equipment manufactured products, and providing technical support to third parties on a contract basis. The overall balance of these approaches will be monitored and modified as we attempt to ascertain and capitalize on the highly dynamic and competitive embedded microprocessor market. There can be no assurance that we can successfully exploit our microprocessor technology.

              Subject to the availability of financial and personnel resources, while we are commercializing the Ignite family and the core technology, our strategy is to also design and develop future versions of the microprocessor with more demanding sub-micron technology and with more features. However, our resources are limited, and there can be no assurance that we will be able to continue microprocessor enhancement.

              Initial fabrications of the 0.8-micron and 0.5-micron processors were performed by contract fabrication facilities. The 0.35-micron microprocessor was fabricated by a contract fabrication facility that had agreed to provide production quantities for our customers. We have completed work with a contract fabrication facility and our design house partner to produce a 0.18-micron version of the Ignite family. There can be no assurance fabrication facilities will be available to produce the Ignite family in the future. However, since there are a large number of fabrication facilities with the capability to produce the Ignite family of microprocessors, we believe microprocessors can be produced on a contract basis. Industry shortages of fabrication facilities that may exist and are predicted to exist in the future are generally limited to the more demanding architectures. If a shortage of fabrication facilities develops, it could have a material adverse effect on our financial condition.

              Competition. The semiconductor industry is intensely competitive and has been characterized by price erosion, rapid technological change and foreign competition in many markets. The industry consists of major domestic and international semiconductor companies, most of which have greater financial, technical, marketing, distribution, development and other resources than we do. The market for microprocessors and for embedded control applications is at least as competitive.

              While our strategy is to target high-volume licensees and microprocessor customers requiring more sophisticated but low-cost, low-power consumption devices, we can still expect significant competition. We may also elect to develop embedded control system products utilizing our own architecture or by contract for other manufacturers.

              We expect that the Ignite family, if successfully commercialized in the embedded controller market, will compete with a variety of 16/64-bit microprocessors including those based on intellectual property from ARM and MIPS and microprocessors from Hitachi, Motorola and IBM. As a Java processor, we expect our Ignite family will compete with a broad range of microprocessors including those incorporating co-processor accelerator technology. The producers of these microprocessors have significantly greater resources than we do.

              A new entrant, such as ours, is at a competitive disadvantage compared to these and other established producers. A number of factors contribute to this, including:

                  o        the lack of product performance experience,

                  o lack of experience by customers in using application development systems,

                  o        no record of technical service and support, and

                  o        limited marketing and sales capabilities.

         JUICEtechnology

         During 2001 we introduced a technology, the purpose of which was to enhance the user's experience of the wireless internet by expanding the capabilities of his device (either a cell phone, PDA, smart phone or pocket PC). By varying the speed at which the microprocessor processes information, the device could have presented information in a richer format than was available from current technologies and, additionally, doing so with less drain on the device's battery. Due to a lack of funds to develop and commercialize JUICEtechnology, we assigned our rights in this technology back to the inventor in April 2003.

              High Speed Data Communications Products.

              The communication products that reached the end of their life cycles are:

              VME Product Line - a line of intelligent high-speed communications engines in a virtual memory European form factor. Some of our customers for these products included the military as well as large satellite based data communications companies.

              Atcomm2/4 Product Line - an intelligent two or four channel product that was used for high-speed data communications.

              Except for minor repeat orders, we no longer support this product line. We have disposed of or fully reserved the communication product line inventory and are concentrating our efforts and resources on Ignite.

              Radar and Antenna Technology.

              General Background. We commenced active development of our ground penetrating radar technology in April 1992. By May 1993, we were able to demonstrate the sensing, processing and crude visualization of images from our technology, and by May 1994 we had completed our prototype device. Since May 1994, we have focused our efforts and limited financial resources on the microprocessor technology and communication products, effectively suspending development and marketing efforts related to ground penetrating radar.

              Gas Antenna Technology Description.

              We sold our gas plasma technology in August 1999.

              Research and Development. Our current development efforts are focused on improvement of, and additional features for, the Ignite family of microprocessors. The development of this technology has taken longer than anticipated and could be subject to additional delays. Therefore, there can be no assurance of timely or successful marketing of this technology.

              We incurred research and development expenditures of $723,287 and $1,372,421 for our fiscal years ended May 31, 2003 and 2002, respectively. The majority of these expenditures have been devoted to our microprocessor technology. We believe that technical advances are essential to our success and expect that we will continue to expend substantial funds on research and development of our technology. However, there can be no assurance that such research and development efforts will result in the design and development of a competitive technology in a timely manner.

              Licenses, Patents, Trade Secrets and Other Proprietary Rights. We rely on a combination of patents, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary technologies. Our policy is to seek the issuance of patents that we consider important to our business to protect inventions and technology that support our microprocessor technology.

              We have six U.S. patents issued dating back to 1989 on our microprocessor technology. We have one microprocessor technology patent pending in five European countries and one patent issued in Japan and may file additional applications under international treaties depending on an evaluation of the costs and anticipated benefits that may be obtained by expanding possible patent coverage. In addition, we have one U.S. patent issued on the ground penetrating radar technology and one U.S. patent issued on one of the communications products.

              In addition to such factors as innovation, technological expertise and experienced personnel, we believe that a strong patent position is becoming increasingly important to compete effectively in the semiconductor industry. It may become necessary or desirable in the future for us to obtain patent and technology licenses from other companies relating to certain technology that may be employed in future products or processes. To date, we have not received notices of claimed infringement of patents based on our existing processes or products; but, due to the nature of the industry, we may receive such claims in the future.

              We believe that we may have claims against other companies that use semiconductors with capabilities in excess of 125 MHz in their products. In 2003 we initiated contacts with companies we believe are infringing on methodologies covered by our patents. If discussions with potential infringers do not result in favorable business relationships, we may resort to legal actions to enforce our patents. However, there can be no assurance that we will be successful in enforcing any potential patent claims against larger competitors.

              Based on the asset purchase agreement and plan of reorganization between Patriot, nanoTronics and Mr. Falk, we were the recipients of a number of warranties and indemnities. We believe nanoTronics has been liquidated and, due to Mr. Falk's death in July 1995, we may be limited in our ability to obtain satisfaction should we have any future claims against nanoTronics or its successor, the Falk Family Estate.

              We have entered into the following licenses related to the microprocessor technology:

                  o Sierra Systems. In June 1994, we entered into an agreement with Sierra Systems whereby we could provide the C programming language on the Ignite. We currently provide development boards with the C programming language.

                  o Sun Microsystems Inc. In June 1997, we entered into an agreement with Sun Microsystems, Inc. which enabled us to develop and distribute products based on Sun's Java's technology. In June 1998, we exercised an option under that agreement to license from Sun, personalJava, a smaller platform on which to run Java applications that did not include an operating system. We determined that personalJava was better suited to the markets available to the Ignite microprocessor. We have ported personalJava to the Ignite microprocessor.

                  o Wind River. In July 1997, we entered into an agreement with Wind River that provided us with a license for an operating system, VxWorks, to be used in conjunction with personalJava. We have ported VxWorks to the Ignite.

                  o Forth Inc. In July 1997, we entered into a license agreement with Forth Inc. whereby Forth will provide software support and operating system development tools for the Forth programming language.

              We had one U.S. patent on our gas plasma antenna technology that was sold in August 1999.

              We have one U.S. patent on our ground penetrating radar technology. No foreign application has been made. There are a large number of patents owned by others in the radar field generally and in the field of ground penetrating radar specifically. Accordingly, although we are not aware of any possible infringement and have not received any notices of claimed infringement, we may receive such claims in the future.

              There can be no assurance that any patents will be issued from pending or future applications or that any patents that are issued will provide meaningful protection or other commercial advantages to us. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

              We generally require all of our employees and consultants, including our management, to sign a non-disclosure and invention assignment agreement upon employment with us.

              Marketing and Distribution. Our products are marketed through a combination of direct sales and distributors. Approximate sales by principal geographic area (as a percentage of sales) for fiscal years ended May 31 were as follows:
                                         2003         2002
                                         ----         ----
Domestic sales                            91%          99%

        Foreign sales
                 Asia                     --%          --%
                 Europe                    9%           1%
                 North America            --%          --%
                                         ---          ----
Total sales                              100%         100%
                                         ===          ====

All of our operating assets are located within the United States
While sales to certain geographic areas generally vary from year to year, we do not expect that changes in the geographic composition of sales will have a material adverse effect on operations.



              Dependence upon Single Customers. Ten percent (10%) or more of our consolidated net sales were derived from shipments to the following customers for the fiscal years ended May 31as follows:

                             2003             2002
                         --------         --------
Long Wave, Inc.          $ 43,000         $     --
General Dynamics           23,000               --
Centratech                 15,000               --
Advanced Relay             15,000          151,000
Schindler                      --           59,000

               All of the above sales were shipped against multiple purchase orders from each customer.

              We had no backlog as of May 31, 2003 or 2002.

              Facilities. We have one 10,300 square foot office located at 10989 Via Frontera, San Diego, California. The facility is leased through July 2006. In July 2002, we sublet approximately 5,000 square feet of our facility to an independent third party. The term of the sublease coincides with the remaining term of our lease. The reduced floor space provides adequate and suitable facilities for all of our corporate functions.

              Employees. We currently have eight personnel. Four persons are employed in research and development, one in marketing and sales and three are engaged in general and administrative activities. We also engage additional consultants and part-time persons as needed from time to time.

              Our future success depends in significant part upon the continued services of our key technical and senior management personnel. The competition for highly qualified personnel is intense, and there can be no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. None of our employees is represented by a labor union, and we consider our relations with our employees to be good. None of our employees is covered by key man life insurance policies.

              Government Regulation. To our knowledge, our products are not subject to governmental regulation by any federal, state or local agencies that would affect the manufacture, sale or use of our products, other than occupational health and safety laws and labor laws which are generally applicable to most companies. We cannot, of course, predict what sort of regulations of this type may be imposed in the future but do not anticipate any unusual difficulties in complying with governmental regulations which may be adopted in the future.

              We have not incurred costs associated with environmental laws and do not anticipate such laws will have any significant effect on our future business.

                                 USE OF PROCEEDS

               We will not receive any proceeds from the resale of these securities. We may receive proceeds on the exercise of the warrants of up to $322,500.

                                LEGAL PROCEEDINGS

         In January 1999, we were sued in the Superior Court of San Diego County, California by the Fish Family Trust, a co-inventor of the original ShBoom technology. The suit also named as defendants nanoTronics and Gloria Felcyn on behalf of the Falk Family Trust. The suit sought a judgment for damages, a rescission of the Technology Transfer Agreement and a restoration of the technology to the co-inventor. In March 1999, we joined with nanoTronics and Gloria Felcyn and filed our response and cross-complaint against the Fish Family Trust. In November 2000, the judge issued a summary ruling in favor of the defendants on all counts. The Fish Family Trust filed an appeal in January 2001. In June 2003, the Appellate Court confirmed the trial court's ruling, thereby bringing the dispute to a favorable conclusion.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Our Results of Operations have been and may continue to be subject to significant variations. The results for a particular period may vary due to a number of factors. These include:

         o        the overall state of the semiconductor industry,

         o        the development status of and demand for our products,

         o        economic conditions in our markets,

         o        the timing of orders,

         o        the timing of expenditures in anticipation of future sales,

         o        the mix of products sold by us,

         o        the introduction of new products,

         o        product enhancements by us or our competitors, and

         o        pricing and other competitive conditions.


Critical Accounting Policies

We believe that the following represent our critical accounting policies:

Property, Equipment and Depreciation
Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of three to five years using the straight-line method. Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We continuously evaluate the recoverability of our long-lived assets based on estimated future cash flows from and the estimated fair value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

Patents and Trademarks
Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from an individual intangible asset is less than its carrying value.

Revenue Recognition
We recognize revenue on the shipment to our customers of communication products, microprocessor integrated chips and evaluation boards. We also derive revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services. We enter into licensing agreements that will provide licensees the right to incorporate our intellectual property components in their products with terms and conditions that will vary by licensee. Generally, these payments will include a nonrefundable technology license fee, which will be payable upon the transfer of intellectual property, or a nonrefundable engineering service fee, which generally will be payable upon achievement of defined milestones. In addition, we anticipate these agreements will include royalty payments, which will be payable upon sale of a licensee's product, and maintenance and limited support fees. We will classify all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue will be generally recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating our intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). We will classify all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees and maintenance and support fees, as contract revenue. License fees will be recognized upon the execution of the license agreement and transfer of intellectual property, provided no further significant performance obligations exist and collectibility is deemed probable. Fees related to engineering services contracts, which will be performed on a best efforts basis and for which we will receive periodic milestone payments, will be recognized as revenue over the estimated development period, using a cost-based percentage of completion method. Annual maintenance and support fees, which will be renewable by the licensee, will be classified as contract revenue and will be amortized over the period of support, generally 12 months.

Research and Development Costs
Research and development costs are expensed as incurred.

Stock Options
The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No.
123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. During the year ended May 31, 2002, based upon information than available, we revised our estimates regarding the recovery of our inventories. As a result, we increased existing reserves for obsolescence by $111,381.

Results of Operations for the Three months Ended August 31, 2003 and August 31, 2002

Net sales. Total net sales for the first fiscal quarter ended August 31, 2003 decreased 71.8% to $11,240 from $39,889 for the corresponding period of the previous fiscal year. This decrease was due to minimal buys on our matured communication products during the current quarter after final buys had been substantially completed during the previous fiscal year. We are currently expending our efforts on marketing and sale of our microprocessor technology. The microprocessor technology generated minimal revenue during the first fiscal quarter ended August 31, 2003. We anticipate that future revenue will be derived from up front license fees and royalties as a result of the shift in focus to the commercialization of our microprocessor and related technologies. We cannot estimate when, if ever, significant revenue will be generated from the microprocessor technology.

Cost of sales. Cost of sales as a percentage of net sales increased to 55.3% in the first fiscal quarter ended August 31, 2003 compared to 12.3% for the corresponding period of the previous fiscal year. This significant increase was due to sales during the first quarter of fiscal year 2003 not having associated costs due to our having written off the communication product inventory during the previous fiscal year.

Research and development expenses decreased 28.7% from $209,287 for the first fiscal quarter ended August 31, 2002 compared to $149,122 for the first fiscal quarter ended August 31, 2003. This decrease was due primarily to a reduction in consulting services compared to the previous fiscal year related to the development of a new soft core version of the microprocessor technology in the amount of $27,000 coupled with a reduction in payroll expense in an amount of $19,230 and overhead expenses of $11,679.

Selling, general and administrative expenses decreased 27.8% to $351,470 for the first fiscal quarter ended August 31, 2003 compared to $487,101 for the first fiscal quarter of the previous fiscal year. This decrease was due to a reduction in non-cash compensation of $61,118 related to investor relations and a reduction of $29,969 in professional fees related to financings and litigation.

Other expenses for the first fiscal quarter ended August 31, 2003, were $656,982 compared to other expenses of $282,033 for the corresponding period of the previous fiscal year. This change resulted primarily from the recognition of non-cash interest expense of $582,450 related to the amortization of the debt discount associated with the issuance of warrants under a secured note payable and convertible debentures coupled with interest expense of $38,819 related to the note and debentures and $35,618 from the exercise of a warrant for the current fiscal period compared to $254,367, $27,841 and none, respectively for the same fiscal period of the previous fiscal year.


     Results of Operations for the Years Ended May 31, 2003 and May 31, 2002

Our net sales in fiscal 2003 and 2002 were as follows:

   Fiscal Year         Amount      % Change from the Previous Fiscal Year
   -----------         ------      --------------------------------------

      2003          $   123,903          Decrease of  65.5%
      2002          $   358,809

         Net sales. Net sales for the year ended May 31, 2003, decreased over the previous year as a result of minimal sales of our communications products, all of which reached the end of their life cycles, and only minimal sales of the microprocessor products. We have stopped production of our communications products and are now concentrating on the microprocessor product line. We anticipate only minor, if any, future communication product revenue. We have not been successful in selling this line and have liquidated substantially all of the inventory related thereto. Future sales revenues will be derived from sales of microprocessors and licensing of microprocessor technology.

Our cost of sales in fiscal 2003 and 2002 were as follows:

          Fiscal Year                Amount                 % Change from the           % of Net Sales
          -----------                ------                 Previous Fiscal Year        --------------
                                                            --------------------
            2003                      $   18,660              Decrease of  95.3%               15.1%
            2002                      $  393,980                                              109.8%


         Cost of sales. Cost of sales as a percentage of net sales decreased significantly in the fiscal year ended May 31, 2003, compared to the previous fiscal year. This reduction was a result of the end of production of our communication products and the elimination of manufacturing and overhead costs necessary to support that product line.

         Our research and development expenses in fiscal 2003 and 2002 were as follows:

    Fiscal Year         Amount        % Change from the Previous Fiscal Year
    -----------         ------        --------------------------------------

       2003            $  723,287             Decrease of 47.3%
       2002            $1,372,421

         Research and development expenses decreased during the fiscal year ended May 31, 2003, compared to the previous fiscal year. This decrease was due primarily to a reduction of approximately $428,000 in personnel costs and a $143,000 reduction in the costs of outside consultants. The reductions in costs were as a result of a cost cutting program initiated during the first half of the 2002 fiscal year.

         Our selling, general and administrative expenses in fiscal 2003 and 2002 were as follows:

        Fiscal Year        Amount       % Change from the Previous Fiscal Year
        -----------        ------       --------------------------------------
            2003          $1,821,902              Decrease of 32.7%
            2002          $2,708,579

         Selling, general and administrative expenses decreased during the fiscal year ended May 31, 2003, compared to the previous fiscal year. This decrease was due primarily to a reduction of approximately $519,000 in personnel costs, $178,000 in consulting expenses and $134,000 in professional expenses. The reductions in costs were as a result of a cost cutting program initiated during the first half of the 2002 fiscal year.

         Our other income (expenses) in fiscal 2003 and 2002 were as follows:

        Fiscal Year             Amount              % Change from the Previous
        -----------             ------                      Fiscal Year
                                                    --------------------------
           2003                $(1,448,353)           Increase of 5.7%
           2002                $(1,370,880)

         Other income (expense) increased for the fiscal year ended May 31, 2003 compared to the previous fiscal year. This change resulted primarily from the recognition of non-cash interest expense of approximately $1,305,000 related to the amortization of the debt discount associated with the issuance of warrants under the convertible debentures and interest expense of $144,000 related to our debt.

Liquidity and Capital Resources

In connection with their report on our consolidated financial statements as of and for the year ended May 31, 2003, Nation Smith Hermes Diamond, our independent certified public accountants, expressed substantial doubt about our ability to continue as a going concern because of recurring net losses and negative cash flow from operations.

At August 31, 2003, we had a working capital deficit of $1,463,051 and cash and cash equivalents of $7,288. We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents decreased $25,375 during the three months ended August 31, 2003 due to net cash used in operations of $539,238 offset by funds generated primarily from the issuance of convertible debentures of $422,500 and the sale of common stock and exercise of common stock warrants of $81,100. The net cash used in operations was $539,238 for the three months ended August 31, 2003 compared to $665,011 for the corresponding period of the previous fiscal year. The decrease in cash required in operations was due primarily to a $134,762 reduction in net loss as adjusted to reconcile to cash used in operating activities between the two periods. Cash used in investing activities was $2,269 for the three months ended August 31, 2003 compared to $11,376 for the corresponding period of the previous fiscal year. Cash provided by financing activities was $516,132 for the three months ended August 31, 2003 compared to $602,703 for the corresponding period of the previous fiscal year. This decrease was primarily the result of a reduced issuance of convertible debentures of $169,500 during the current fiscal period compared to the corresponding period of the previous fiscal year coupled with an increase in the sale of common stock and exercise of common stock warrants of $81,100.

We estimate our current cash requirements to sustain our operations for the next twelve months through August 2004 to be $2.1 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have a note payable to Swartz Private Equity, LLC ("Swartz") of $635,276 at August 31, 2003 which is due March 1, 2004. We also have convertible debentures with a group of investors as of August 31, 2003 aggregating $853,388 and advances of $127,500 on a convertible debenture that closed subsequent to August 31, 2003. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the next two years as long as the price of our common stock is in excess of $0.20 per share. During the first three months ended August 31, 2003, we obtained $31,000 from the sale of equity to several private investors, $50,100 from the exercise of a warrant and $10,000 from short term notes entered into with a related party. Subsequent to August 31, 2003, we obtained an additional $9,440 from the sale of equity to several private investors and $187,500 from the issuance of additional convertible debentures net of advances discussed above.

If the optional amounts under the convertible debentures are not raised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we may need to secure additional short-term debt, private placement debt and/or equity financings with individual or institutional investors. In addition, we may need to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $2.1 million requirement will be provided by:

         o        additional debt and/or equity financings; and

         o proceeds from the exercise of outstanding stock options and warrants.


In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. We also have remaining a $400,000 accounts receivable factoring agreement with our bank; however, we have no eligible accounts receivable to factor as of August 31, 2003.

We anticipate our future revenue to be derived primarily from the sale of licenses and royalties. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies. Product introductions such as those currently underway for the Ignite may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations, which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

New Accounting Pronouncements

         In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact our financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this statement did not impact our financial position or results of operations

Income Taxes

         Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist primarily of income tax benefits from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance decreased approximately $16,000 in the first three months of 2004, from $14,291,000 at May 31, 2003 to $14,275,000 at
August 31, 2003.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


         Effective May 20, 2002, the client-auditor relationship between Patriot Scientific Corporation (the "Company") and BDO Seidman, LLP ("BDO") ceased. The Company dismissed BDO on May 20, 2002 as part of its cost reduction program which was initiated earlier in that fiscal year.

         The change in certifying accountants was approved by the Company's board of directors.

          BDO's reports on the consolidated financial statements of the Company for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to any uncertainty in audit scope or accounting principle; however the audit opinion of BDO on the Company's most recent consolidated financial statements as of and for the period ending May 31, 2001 was modified to include an explanatory paragraph which contained a statement that the Company's recurring losses from operations and negative cash flows raised substantial doubt about the Company's ability to continue as a going concern.

         During the two years ended May 31, 2001 and the subsequent interim periods preceding the date of the dismissal of BDO on May 20, 2002, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused the former accountant to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

         During the two years ended May 31, 2001 and the subsequent interim periods preceding the date of the dismissal of BDO on May 20, 2002, there were no "reportable events" (hereinafter defined) requiring disclosure pursuant to
Item 304 (a) (1) (v) of Regulation S-K. As used herein, the term "reportable events" means any of the items listed in paragraphs (a) (1) (v) (A) - (D) of
Item 304 of Regulation S-K.

         Effective May 20, 2002, the Company engaged Nation Smith Hermes Diamond, a professional corporation, which is a member of the BDO Seidman Alliance ("Nation") , as its independent accountants. During the two years ended May 31, 2001 and the subsequent interim periods preceding the effective date of the engagement of May 20, 2002, neither the Company nor anyone on its behalf consulted Nation regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has Nation provided to the Company a written report or oral advice regarding such principles or audit opinion.

         The Company requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from BDO dated June 4, 2002 was filed as
Exhibit 16.1 to the Form 8-K/A filed June 5, 2002.

                                   MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and the executive officers at October 1, 2003:

Name                                  Age        Position and Offices                              Director Since
----                                  ---        --------------------                              --------------
Donald R. Bernier                     61      Chairman and Director                                January 1995
David H. Pohl                         66      Director                                             April 2001
Jeffrey Wallin                        55      President and CEO                                    n/a
Lowell W. Giffhorn                    56      Executive Vice President, CFO, Secretary and         August 1999
                                              Director
Carlton M. Johnson, Jr.               43      Director                                             August 2001
Helmut Falk, Jr.                      47      Director                                             December 1997
Gloria Felcyn                         56      Director                                             October 2002
Joey Maitra                           53      Vice President Engineering                           n/a
Patrick Nunally                       40      Vice President and CTO                               n/a

Biographical Information

         Donald R. Bernier. Mr. Bernier was appointed Chairman of the Board on August 5, 2001. Since 1971, Mr. Bernier has been the owner and President of Compunetics Incorporated, a Troy, Michigan-based electronics firm of which he is the founder. Compunetics engages in contract research and development, specializing in microelectronics primarily for the automotive industry.

         David H. Pohl. Mr. Pohl has served on our board of directors since April 2001, and served as an officer of the Company from January 2001 to March 2002. Except for his service with PTSC, Mr. Pohl has been in the private practice of law, counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a BS in Administrative Sciences from Ohio State.

         Jeffrey E. Wallin. Mr. Wallin has served as our Chief Executive Officer and President since March 2002. Since 1999, Mr. Wallin has been president of SDMC Inc., a consulting company serving the multimedia system integration and communications markets. From 1996 to 1999, Mr. Wallin was President and CEO of TV/COM International, a division of Hyundai that developed and manufactured end-to-end digital communications systems. Previously Mr. Wallin held senior level management positions with Snell & Wilcox, General Instrument, now a major division of Motorola, and Teledyne Corporation. Mr. Wallin obtained a B.S. degree from Bemidji State University in 1970.

         Lowell W. Giffhorn. Mr. Giffhorn was the principal in his own financial management consulting firm from August 1996 until joining Patriot as Chief Financial Officer (CFO) in May 1997. Mr. Giffhorn has served on our board of directors since August 1999. From June 1992 to August 1996 and from September 1987 to June 1990 he was the CFO of Sym-Tek Systems, Inc. and Vice President of Finance for its successor, Sym-Tek Inc., a major supplier of capital equipment to the semiconductor industry. Mr. Giffhorn obtained a M.B.A. degree from National University in 1975 and he obtained a B.S. in Accountancy from the University of Illinois in 1969. Mr. Giffhorn is also a director and chairman of the audit committee of DND Technologies, Inc., a publicly held company.

         Carlton M. Johnson, Jr. Mr. Johnson was appointed a Director on August 5, 2001. Mr. Johnson is in-house legal counsel for Swartz Investments, LLC, a position he has held since June 1996. Mr. Johnson has been licensed to practice law in Alabama since 1986, Florida since 1988, and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV rated law firm of Smith, Sauer, DeMaria & Johnson and as President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and a Juris Doctor degree at Samford University - Cumberland School of Law. Mr. Johnson is also a director and member of the audit committee of Peregrine Pharmaceuticals, Inc., a publicly held company.

         Helmut Falk, Jr. Since 1992, Dr. Falk has been the Director of Anesthesia for the Johnson Memorial Hospital in Franklin, Indiana. Dr. Falk received his D.O. from the College of Osteopathic Medicine of the Pacific in 1987 and his B.S. in Biology from the University of California, Irvine in 1983. Dr. Falk is the son of the late Helmut Falk, who was the sole shareholder of nanoTronics and the Chairman and CEO of Patriot until his death in July 1995. Dr. Falk is also an heir to the Helmut Falk Estate, which is the beneficial owner of the Company's shares held by the Helmut Falk Family Trust.

         Gloria Felcyn. Ms. Felcyn was appointed a Director and chairman of our audit committee on October 10, 2002. Since 1982 Ms. Felcyn has been the principal in her own public accounting firm. Ms. Felcyn received a B.S. degree in Business Economics from Trinity University in 1968.

         Patrick O. Nunally. Dr. Nunally joined us as Vice President of Business Development and Chief Technical Officer in June 2001, previous to which he had been providing consulting services to us since May 2000. Dr. Nunally has more than 20 years of entrepreneurial experience in semiconductor and embedded processor design. From December 1998 to May 2000, he was President and CEO of Intertech, a company he founded specializing in intellectual property development for embedded processor and communications systems. From June 1998 to December 1998, he was President and CEO of Gruppe Telekom, Inc., a licensee of Interactive Video and Data Service Spectrum. From April 1996 to June 1998, he served as Chief Technical Officer and co-founder of Aristo, now PlayNet Inc., a Java-based games company. Dr. Nunally also held other senior management positions with Wave Interactive Network, Sensormatic Video Products Division, Intellisys Automation Inc., E-Metrics Inc., General Dynamics Corporation and Interstate Electronics. Dr. Nunally received his PhD in Electrical Engineering from the Pacific Western University in 1996, a MBA from the University of LaVerne in 1993 and a BS in Electrical and Electronics Engineering from California State Polytechnic University in 1987.

         Joey Maitra. Mr. Maitra was Vice President of Engineering for Metacomp from 1990 until its acquisition by Patriot and was appointed Vice President of Engineering of Patriot in December

1996, a position which he held through February 2001. Mr. Maitra was reappointed to the same position in November 2001. Previously Mr. Maitra held various engineering positions with several computer related technology companies. Mr. Maitra obtained a B.S. in Electrical Engineering from the Indian Institute of Technology in 1972 and a M.S. in Electrical Sciences at State University of New York in 1973.

         There is no family relationship between any of our executive officers and directors.

Indemnification of Officers, Directors and Others

         As permitted by Delaware law, our certificate of incorporation provides that we will indemnify our officers, directors, employees and agents. This includes indemnification against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us. However, they will not be indemnified if they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. We have provided for indemnification for liabilities arising under the Securities Act of 1933 as they may be permitted to directors, officers or persons controlling us. The SEC has informed us that such indemnification is against public policy and may be unenforceable.

Executive Compensation

             There is shown below information concerning the compensation of our chief executive officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (each a "Named Officer") for the fiscal years ended May 31, 2003, 2002, and 2001.

Summary Compensation Table

                                 Annual Cash Compensation                      Long-Term Compensation
                                 ------------------------                      ----------------------
             Name and             Fiscal                                                     Repriced         All Other
      Principal Position           Year          Salary          Bonus     (# of Shares)      Options       Compensation
      ------------------           ----          ------          -----     -------------      -------       ------------
Jeff Wallin                        2003          $127,650 (1)     Nil             250,000      None             None
  President and CEO                2002           $68,800 (1)     Nil           1,000,000      None             None

Lowell W. Giffhorn                 2003          $150,779 (1)     Nil             115,000      None             None
  Exec. V.P., CFO and Secy.        2002          $139,908 (1)     Nil             255,000      None             None
                                   2001          $126,650 (1)     Nil             125,000      None             None

Joey Maitra                        2003          $131,040 (1)     Nil             100,000      None             None
  VP Engineering                   2002          $125,058 (1)     Nil             335,000      None             None
                                   2001         $120,000          Nil             None         None             None

Patrick O. Nunally                 2003          $189,521 (1)     Nil             400,000      None          $52,500 (2)
  VP and CTO                       2002          $173,046 (1)     Nil             250,000      None         $105,000 (2)

         (1) Included in Mssr. Wallin, Giffhorn, Maitra and Nunally is cash compensation of $400 per month for car allowance.

         (2) Payments through November 30, 2002 to Dr. Nunally for assignments to the Company of intellectual property rights. The rights were returned to Dr. Nunally in April 2003.

         The Company maintains employee benefits that are generally available to all of its employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan. The Company did not make any matching contributions under the 401(k) plan for any of the above named officers during the fiscal years ended May 31, 2003, 2002 and 2001.

Option Grants

         Shown below is information on grants of stock options pursuant to the Company's 1992, 1996 and 2001 Stock Option Plans to the Named Officers reflected in the Summary Compensation Table shown above.

             Option Grants Table for Fiscal Year Ended May 31, 2003
             ------------------------------------------------------

                                                                                       Potential Realizable Value
                                           Percent of Total                              of Assumed Annual Rates
                                            Options Granted                            of Stock Price Appreciation
                          Number of         to Employees in     Exercise   Expiration      for Option Term (1)
        Name           Options Granted        Fiscal Year         Price       Date         5% ($)       10% ($)
        ----           ---------------        -----------         -----       ----         ------       -------
Jeffrey E. Wallin         250,000                20.6%          $ 0.043     4/15/2008     $ 2,935      $ 6,563

Lowell W. Giffhorn        115,000                9.5%           $ 0.070     8/12/2007     $ 2,224      $ 4,915

Joey Maitra               100,000                8.2%           $ 0.059      1/2/2008     $ 1,630      $ 3,602

Patrick Nunally           400,000                32.9%          $ 0.043     4/15/2008     $ 4,697      $10,379

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the company's common stock, overall market conditions and the executive's continued involvement with the company. The amounts represented in this table will not necessarily be achieved.


Aggregated Option Exercises and Fiscal Year-End Option Values

         There were no exercises of stock options for the fiscal year ended May 31, 2003 by any of the officers reflected in the Summary Compensation Table shown above. Shown below is information on fiscal year-end values under the Company's 1992, 1996 and 2001 Stock Option Plans to the officers reflected in the Summary Compensation Table shown above.

                              Number of Unexercised                Value of Unexercised
                                 Options Held At                 In-The-Money Options At
                                  May 31, 2003                         May 31, 2003
                                  ------------                         ------------
       Name               Exercisable       Unexercisable      Exercisable      Unexercisable
       ----               -----------       -------------      -----------      -------------
Jeffrey E. Wallin          1,020,000           250,000         $   5,625         $      --
Lowell W. Giffhorn           311,667           183,333         $      --         $      --
Joey Maitra                  335,000           100,000         $      --         $     600
Patrick Nunally              787,500           162,500         $   9,000         $      --

         The fair market value of the unexercised in-the-money options at May 31, 2003 was determined by subtracting the option exercise price from the last sale price as reported on the over the counter bulletin board on May 31, 2003, $0.065.

         The Company has not awarded stock appreciation rights to any of its employees. The Company has no long-term incentive plans.

Compensation of Directors

         No direct or indirect remuneration has been paid or is payable by us to the directors in their capacity as directors other than the granting of stock options. We expect that, during the next twelve months, we will not pay any direct or indirect remuneration to any directors of ours in their capacity as directors other than in the form of stock option grants or the reimbursement of expenses of attending directors' or committee meetings.

Employment Contracts

          The Company entered into a consulting agreement dated as of March 7, 2002, with SDMC, Inc. whereby SDMC would provide the services of Mr. Wallin to be the President and Chief Executive Officer. The agreement is for a term through March 18, 2004 providing for payments of $133,200 per annum. The agreement provides for a bonus up to 50% of the annual base consideration for the applicable year. The agreement also provides for potential bonuses to be paid based on the increase in the price of the Company's common stock. Should the price of the common stock reach $0.25 for twenty consecutive days, SDMC would receive a cash payment of $10,000, $0.40- $20,000, $0.50- $20,000, $0.60-
$30,000, $0.80- $30,000, $1.00- $50,000, $1.50- $100,000, and $2.00- $150,000.
The Company may terminate SDMC's agreement with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current compensation or (ii) the balance remaining of the current compensation for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Wallin refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then SDMC will receive a lump sum severance payment equal to twelve months of the then current compensation. Under the agreement, the Company granted SDMC options to purchase 1,000,000 common shares, 500,000 vesting on March 7, 2002, 250,000 vesting on March 7, 2003 and 250,000 vesting on March 7, 2004. The Company also placed in escrow four months of payments which shall be released to SDMC on the termination of Mr. Wallin's services for any reason other than cause or his resignation.

          The Company entered into an employment agreement dated as of November 17, 2001, with Mr. Giffhorn providing for his employment as Executive Vice President and Chief Financial Officer. The agreement is for a term through September 4, 2004, providing for a base salary of $144,000 per annum. The base salary may be increased at the discretion of the Board of Directors. The agreement provides for a bonus up to 50% of the annual base salary for the applicable year. The agreement also provides Mr. Giffhorn a monthly car allowance of $400. The Company may terminate Mr.Giffhorn's employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Giffhorn refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary.

         The Company entered into an employment agreement dated as of December 23, 2002, with Mr. Maitra providing for his employment as Vice President of Engineering. The agreement is for a term through January 2, 2004 providing for a base salary initially of $126,240. The base salary may be increased at the discretion of the Board of Directors. The agreement provides for a bonus up to 50% of the annual base salary for the applicable year. The agreement also provides Mr. Maitra a monthly car allowance of $400. The Company may terminate Mr.Maitra's employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Maitra refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary. Under the agreement, the Company granted Mr. Maitra options to purchase 100,000 common shares, 50,000 vesting on January 2, 2004 and 50,000 vesting on January 2, 2005.
         The Company entered into a letter of intent dated May 31, 2001 with Dr. Nunally providing for his employment as the Chief Technical Officer of the Company. The terms of the letter provide for a base salary of $180,000 per annum. The letter provides for a bonus up to 50% of the annual base consideration for the applicable year. In addition, the letter provided for monthly payments of $4,500 for the purchase from Dr. Nunally of certain intellectual property assets and assignment of worldwide patent rights. On March 30, 2001, the Company entered into an agreement with Dr. Nunally providing for additional monthly payments of $3,000 for additional intellectual property assets. On April 16, 2003, the agreements were amended to reflect a return of the intellectual property assets to Dr. Nunally, forgiveness by Dr. Nunally of payments due him for the intellectual property assets subsequent to January 1, 2003 and termination of the $7,500 per month payments accruing on the intellectual property assets. In exchange the Company granted a stock option to Dr. Nunally for the purchase of up to 400,000 shares of common stock at an exercise price of $0.0425. The option vested upon grant.

         Mr. Giffhorn was an executive officer and a member of the compensation committee during the fiscal year ended May 31, 2001. Through October 10, 2002, the entire Board of Directors served as the compensation committee. Any actions effecting Mr. Giffhorn's compensation or stock option grants during the period of time he served on the compensation committee were approved by the entire Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 21, 2003, the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as otherwise noted.

                           Name and Address                            Amount & Nature
    Title                   of Beneficial                               of Beneficial         Percent
  of Class                     Owner                                      Ownership          of Class
  --------                     -----                                      ---------          --------
Common stock            Gloria Felcyn, CPA                              15,752,843 (1)         13.9%
par value               10989 Via Frontera
 $0.00001               San Diego, CA 92127

SAME                    Donald R. Bernier                                  625,000 (2)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    Helmut Falk, Jr.                                   149,500 (3)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    Lowell W. Giffhorn                                 689,948 (4)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    SDMC, Inc.                                       1,020,000 (5)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    David H. Pohl                                      325,000 (6)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    Patrick O. Nunally                                 962,000 (7)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    Joey Maitra                                        512,342 (8)           *
                        10989 Via Frontera
                        San Diego, CA 92127

SAME                    Carlton M. Johnson, Jr.                             75,000 (9)           *
                        10989 Via Frontera
                        San Diego, CA 92127

                        All directors & officers                        20,111,633 (10)        14.4%
                        as a group (9 persons)

*  Less than 1%

1) As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares which were subject to an escrow arrangement (as described in "Certain Transactions" below) originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares that were originally issued to nanoTronics in connection with the ShBoom technology acquisition and were subsequently transferred to the Helmut Falk Family Trust. Includes 6,473,731 shares that are issuable on the conversion of 8% Convertible Debentures and the exercise of warrants into shares of common stock and 50,000 shares issuable upon the exercise of outstanding stock options.

2) Includes 400,000 shares issuable upon the exercise of outstanding stock options.

3) Includes 115,000 shares issuable upon the exercise of outstanding stock options.

4) Includes 465,000 shares issuable upon the exercise of outstanding stock options.

5) Includes 1,020,000 shares issuable upon the exercise of outstanding stock options.

6) Includes 325,000 shares issuable upon the exercise of outstanding stock options.

7) Includes 950,000 shares issuable upon the exercise of outstanding stock options.

8) Includes 335,000 shares issuable upon the exercise of outstanding stock options.

9) Includes 75,000 shares issuable upon the exercise of outstanding stock options.

10) Includes 9,902,902 shares issued and outstanding and 10,208,731 shares issuable upon exercise of stock options, conversion of convertible debentures and exercise of warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no transactions, or series of transactions, during fiscal 2003 and 2002, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to its knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest other than as described below.

         In June 2000, we entered into a three-year, $80,000 secured promissory note receivable with James T. Lunney, a previous Chairman, President and CEO. The note bore interest at the rate of 6% with interest payments due semi-annually and the principal due at the maturity of the note. Mr. Lunney pledged 100,000 shares of Patriot's common stock that he held on the date of issuance as security for this note. In April 2003, we negotiated an early payment discount and Mr. Lunney paid $60,000 to retire this note.

         During the fiscal year ended May 31, 2002, we paid $70,292 to Webster Incorporated for design and maintenance of our web site and for marketing support and materials. The principal in Webster Incorporated, Christine Blum, is the daughter of our previous Chairman, President and CEO, Richard Blum.

         From June 10, 2002 through August 23, 2002, we issued to Gloria Felcyn, Trustee of the Helmut Falk Family Trust, two 8% Convertible Debentures with accumulative principal balances of $275,000 due June 10, 2004 through August 23, 2004. The initial exercise prices ranged from $0.0727 to $0.08616 and are subject to a downward revisions if the price of our stock is lower on any three month anniversary of the debentures or on the date that a statement registering the resale of the common stock issuable upon conversion of the debentures becomes effective. Also, in conjunction with the debentures, we issued five year warrants to purchase up to 4,102,431 shares of our common stock at an initial exercise prices ranging from $0.0727 to $0.08616 subject to reset provisions on each six month anniversary of the issuance of the warrants. If the price of our common stock is in excess of $0.20 per share, Ms. Felcyn has a two year option to purchase up to an additional $275,000 of 8% Convertible Debentures on the same terms.

         During October 2002 through December 2002, we entered into three 8% short-term notes with Gloria Felcyn, the trustee for the Falk Family Trust, aggregating $180,000 with initial maturity dates ranging from January 1 to January 31, 2003. In July 2003 we issued a new 8% short-term note in the amount of $200,354 with a maturity date of October 7, 2003 in exchange for cancellation of the three 8% short term notes issued in October through December 2002, the accrued interest on the cancelled notes and an additional $10,000 in cash.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded in the over-the-counter market and is quoted on the NASD OTC Bulletin Board system maintained by the National Association of Securities Dealers, Inc. Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for our shares has been sporadic and at times very limited.

         The following table sets forth the high and low closing bid quotations for the Common Stock for the first fiscal quarter ended August 31, 2003 and the fiscal years ended May 31, 2003 and 2002.

  Quotations
  ----------


         First Quarter Ended August 31, 2003           $0.07         $0.04

         Fiscal Year Ending May 31, 2003
           First Quarter                               $0.08         $0.06
           Second Quarter                              $0.14         $0.03
           Third Quarter                               $0.09         $0.04
           Fourth Quarter                              $0.09         $0.04

         Fiscal Year Ended May 31, 2002
           First Quarter                               $0.53         $0.25
           Second Quarter                              $0.25         $0.10
           Third Quarter                               $0.15         $0.07
           Fourth Quarter                              $0.14         $0.07

         We have approximately 561 shareholders of record as of September 5, 2003. Because most of our common stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. We have never paid a cash dividend on our common stock and do not expect to pay one in the foreseeable future.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 400,000,000 shares of common stock, $.00001 par value per share. At October 30, 2003, a total of 129,930,085 common shares were issued and outstanding. The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and our election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

         A special meeting of shareholders may be called by or at the request of:

         o        the Chairman of the Board,

         o        the President or any two directors, and

         o persons owning in the aggregate not less than 20% of the issued and outstanding common shares entitled to vote in elections for directors.

         After the satisfaction of requirements with respect to preferential dividends, if any, holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

         Our board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock. There are currently no shares of preferred stock issued and outstanding.

         We have not paid any cash dividends to date, and no cash dividends will be declared or paid on the common shares in the foreseeable future. Payment of dividends is solely at the discretion of our board of directors.

         Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as our transfer agent and registrar for our common stock. Their telephone number is (801) 272-9294.

                                  LEGAL OPINION

         Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101 will pass on the validity of the common stock offered by us.

                                     EXPERTS

         The financial statements included in this Prospectus and in the Registration Statement have been audited by Nation Smith Hermes Diamond, independent certified public accountants, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting.

Index to Consolidated Financial Statements

Report of Nation Smith Hermes Diamond,
  Independent Certified Public Accountants ......................    F-2

Consolidated Balance Sheets as of May 31, 2003 and 2002 .........    F-3

Consolidated Statements of Operations for the Years Ended May 31,
  2003 and 2002 .................................................    F-4

Consolidated Statement of Stockholders' Equity (Deficit) for the
  Years Ended May 31, 2003 and 2002 .............................    F-5

Consolidated Statements of Cash Flows for the Years Ended
  May 31, 2003 and 2002 .........................................    F-6

Summary of Accounting Policies ..................................    F-7-F-12

Notes to Consolidated Financial Statements ......................    F-13-F-30

Consolidated Balance Sheets as of August 31, 2003 (unaudited)
  and May 31, 2003 ..............................................    F-31

Consolidated Statements of Operations for the Three Months
  ended August 31, 2003 and 2002 (unaudited) ....................    F-32

Consolidated Statements of Cash Flows for the Three Months
  ended August 31, 2003 and 2002 (unaudited) ....................    F-33

Notes to Unaudited Consolidated Financial Statements ............    F-34-F-46

Report of Independent Certified Public Accountants

To the Stockholders and Board of Directors
Patriot Scientific Corporation
San Diego, California

We have audited the accompanying consolidated balance sheets of Patriot Scientific Corporation as of May 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period ended May 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Patriot Scientific Corporation at May 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the years in the two year period ended May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Nation Smith Hermes Diamond

San Diego, California

August 14, 2003, except for note 1,
dated as of August 26, 2003.

                         Patriot Scientific Corporation
                           Consolidated Balance Sheets

May 31,                                                                                        2003                  2002
-------------------------------------------------------------------------------------------------------------------------
ASSETS  (Notes 4 and 5)

Current assets:
      Cash and cash equivalents                                                        $     32,663          $     88,108
      Accounts receivable, net of allowance
        of $10,000 and $6,000 for uncollectible accounts                                      3,866                 4,797
      Prepaid expenses                                                                       93,030                35,749
-------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                        129,559               128,654

Property and equipment, net (Note 2)                                                        153,530               285,488

Other assets, net of accumulated amortization of none and $20,333                            53,220               330,863

Patents and trademarks, net of accumulated amortization
  of $522,948 and $400,158                                                                  128,925               189,521
-------------------------------------------------------------------------------------------------------------------------
                                                                                       $    465,234          $    934,526
-------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Secured note payable, net of debt discount of none and $189,516 (Note 4)              635,276          $    445,760
      Current portion of 8% Convertible Debentures, net of debt discount of
         $103,121 and  none (Note 5)                                                        121,879                    --
      Secured notes payable to shareholder                                                  180,000                    --
      Accounts payable                                                                      397,180               385,255
      Accrued liabilities                                                                   245,822               211,291
      Current portion of capital lease obligation                                             6,405                 5,116
-------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                 1,586,562             1,047,422

8% Convertible Debentures, net of debt discount of $709,890
  and $192,802 (Note 5)                                                                     280,110               315,198

Long term portion of capital lease obligation                                                10,326                16,731

Commitments and contingencies (Notes 1, 7 and 11)

Stockholders' deficit (Notes 4, 5, 6 and 7):
      Preferred stock, $.00001 par value; 5,000,000 shares
        authorized: none outstanding                                                             --                    --
      Common stock, $.00001par value; 200,000,000 shares authorized:
        106,547,807 and 81,465,757 issued and outstanding at May 31, 2003
        and 2002, respectively                                                                1,066                   815
      Additional paid-in capital                                                         44,281,210            41,440,101
      Accumulated deficit                                                               (45,694,040)          (41,805,741)
      Note receivable (Note 3)                                                                   --               (80,000)
-------------------------------------------------------------------------------------------------------------------------
Total stockholders' deficit                                                              (1,411,764)             (444,825)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       $    465,234          $    934,526
-------------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountant, summary of accounting policies and notes to consolidated financial statements.

                         Patriot Scientific Corporation
                      Consolidated Statements of Operations


Years Ended May 31,                                   2003                  2002
-----------------------------------------------------------------------------------

Net sales (Note 12):
     Product                                     $    108,403          $    358,809
     Licenses and royalties                            15,500                    --
-----------------------------------------------------------------------------------
Net sales                                             123,903               358,809
-----------------------------------------------------------------------------------

Cost of sales:
     Product costs                                     18,660               244,547
     Inventory obsolescence                                --               149,433
-----------------------------------------------------------------------------------
Cost of sales                                          18,660               393,980
-----------------------------------------------------------------------------------

Gross profit (loss)                                   105,243               (35,171)

Operating expenses:
     Research and development                         723,287             1,372,421
     Selling, general and administrative            1,821,902             2,708,579
-----------------------------------------------------------------------------------
Operating expenses                                  2,545,189             4,081,000
-----------------------------------------------------------------------------------
Operating loss                                     (2,439,946)           (4,116,171)
-----------------------------------------------------------------------------------
Other income (expenses):
     Interest income                                      191                 2,662
     Interest expense (Notes 4, 5 and 6)           (1,448,544)           (1,373,542)
-----------------------------------------------------------------------------------
Other income (expenses)                            (1,448,353)           (1,370,880)
-----------------------------------------------------------------------------------
Net loss                                         $ (3,888,299)         $ (5,487,051)
-----------------------------------------------------------------------------------

Basic and diluted loss
     per common share (Note 8)                   $      (0.04)         $      (0.08)
-----------------------------------------------------------------------------------

Weighted average number of
  common shares outstanding
  during the period (Note 8)                       93,791,470            66,810,028
-----------------------------------------------------------------------------------

See accompanying report of independent certified public accountant, summary of accounting policies and notes to consolidated financial statements.

                         Patriot Scientific Corporation
            Consolidated Statements of Stockholders' Equity (Deficit)

--------------------------------------------------------------------------------
Years Ended May 31, 2003 and 2002

                                                         Common Stock            Additional       Accumulated   Stockholders'
                                                     Shares        Amount     Paid-in Capital      Deficit     Equity (Deficit)
----------------------------------------------------------------------------------------------------------------------------
Balance, June 1, 2001                             57,535,411   $        575   $ 37,240,503(1)   $(36,318,690)   $    922,388
----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock at $.07 to $.30
  per share (Notes 6 and 7)                        4,888,680             49        879,556                --         879,605
Exercise of common stock warrants and
  options at $.25 to $.32 per share (Note 7)         241,666              3         73,830                --          73,833
Issuance of options for services                          --             --        106,926                --         106,926
Issuance of common stock for services
  at $.09 per share                                2,200,000             22        197,978                --         198,000
Conversion of notes payable
  at $.07 to $.09 per share (Note 4)              16,600,000            166      1,552,885                --       1,553,051
Value of warrants issued                                  --             --      1,308,423                --       1,308,423
Net loss                                                  --             --             --        (5,487,051)     (5,487,051)
----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2002                             81,465,757   $        815   $ 41,360,101      $(41,805,741)   $   (444,825)
----------------------------------------------------------------------------------------------------------------------------
Issuance of common stock at $.03 to $.05
  per share (Notes 6 and 7)                        3,765,266             38        120,312                --         120,350
Collection of note receivable (Note 3)                    --             --         80,000                --          80,000
Issuance of common stock for services
  at $.04 to $.06 per share                        2,780,000             28        148,772                --         148,800
Conversion of debentures payable plus accrued
  interest at $.04 to $.05 per share (Note 4)     18,536,784            185        836,375                --         836,560
Value of warrants issued                                  --             --      1,735,650                --       1,735,650
Net loss                                                  --             --             --        (3,888,299)     (3,888,299)
----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2003                            106,547,807   $      1,066   $ 44,281,210      $(45,694,040)   $ (1,411,764)
----------------------------------------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountant, summary of accounting policies and notes to consolidated financial statements.

(1) Additional Paid-In Capital included a note receivable of $80,000 and additional paid-in capital of $37,320,503 at June 1, 2001 and $41,440,101 at May 31, 2002.

                         Patriot Scientific Corporation
                      Consolidated Statements of Cash Flows

---------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents
Years Ended May 31,                                                    2003              2002
---------------------------------------------------------------------------------------------
Operating activities:
     Net loss                                                   $(3,888,299)      $(5,487,051)
     Adjustments to reconcile net loss
       to cash used in operating activities:
         Amortization and depreciation                              258,915           285,759
         Provision for doubtful accounts                             24,000            76,000
         Provision for inventory obsolescence                            --           149,433
         Common stock, options and warrants issued for
             services                                               148,800            99,000
         Non -cash interest expense related to convertible
             debentures, notes payable and warrants               1,304,957         1,324,431
         Changes in:
             Accounts receivable                                    (33,346)          (45,973)
             Inventories                                                 --            73,960
             Prepaid and other assets                               216,195           (83,334)
             Accounts payable and accrued expenses                   83,016           (24,759)
---------------------------------------------------------------------------------------------
Net cash used in operating activities                            (1,885,762)       (3,632,534)
---------------------------------------------------------------------------------------------
Investing activities:
     Note receivable (Note 3)                                        60,000                --
     Web site development costs                                          --                --
     Purchase of property, equipment and patents, net               (62,194)         (146,156)
---------------------------------------------------------------------------------------------
Net cash used in investing activities                                (2,194)         (146,156)
---------------------------------------------------------------------------------------------
Financing activities:
     Proceeds from issuance of secured notes payable                180,000         1,790,000
     Payments for capital lease obligations                          (5,116)           (3,148)
     Proceeds from issuance of convertible debentures             1,507,000           508,000
     Proceeds from issuance of common stock                         120,350           879,605
     Proceeds from exercise of common stock warrants
       and options                                                       --            73,833
     Proceeds from sale of accounts receivable                       30,277           154,158
---------------------------------------------------------------------------------------------
Net cash provided by financing activities                         1,832,511         3,402,448
---------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                           (55,445)         (376,242)
Cash and cash equivalents, beginning of year                         88,108           464,350
---------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                          $    32,663       $    88,108
---------------------------------------------------------------------------------------------

Supplemental Disclosure of Cash Flow Information:
     Convertible debentures, notes payable and accrued
       interest exchanged for common stock                      $   836,560       $ 1,154,725
     Cash payments for interest                                 $    15,083       $    19,719
     Common stock issued for prepaid services                   $        --       $   198,000
     Warrants and options paid issued for prepaid services      $        --       $   117,500
     Write-off of inventory                                     $        --       $    38,052
     Capital lease obligation                                   $        --       $    24,996
     Debt discount                                              $ 1,763,816       $ 1,308,423
     Debt discount cancelled                                    $   527,067       $        --
---------------------------------------------------------------------------------------------

See accompanying report of independent certified public accountant, summary of accounting policies and notes to consolidated financial statements.

Patriot Scientific Corporation
Summary of Accounting Policies

Organization and Business
Patriot Scientific Corporation (the "Company") is engaged in the development, marketing, and sale of patented microprocessor technology and the sale of high-performance high-speed data communication products. The Company also owns innovative radar technology. The Company sold its antenna technology in August 1999.

Basis of Presentation and Consolidation
The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company, its majority owned subsidiaries, Metacomp, Inc. ("Metacomp") and Plasma Scientific Corporation. All material intercompany transactions and balances have been eliminated in consolidation.

Reclassifications
Certain reclassifications have been made to the 2002 financial statement in order for it to conform to the 2003 presentation. Such reclassifications have no impact on the Company's financial position or results of operations.

Financial Instruments and Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

The Company's cash equivalents are placed in high quality money market accounts with major financial institutions and high grade short-term commercial paper. The investment policy limits the Company's exposure to concentrations of credit risk. Money market accounts are federally insured; however, commercial paper is not insured. The Company has not experienced any losses in such accounts.

Concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets which comprise the Company's customer base, as well as their dispersion across many different geographic areas. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. Generally, the Company does not require collateral or other security to support customer receivables.

The carrying value of financial instruments including cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these instruments. With respect to long-term debt, the carrying amounts approximate fair value due to the relative consistency in interest rates and the short term nature of the debt, with all debt maturing within two years of issuance.

Patriot Scientific Corporation
Summary of Accounting Policies (Continued)

Property, Equipment and Depreciation
Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of three to five years using the straight-line method. The Company follows the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Long-lived Assets." Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated fair value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

Patents and Trademarks
Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from individual intangible assets is less than its carrying value determined based on the provisions of SFAS No. 144 as discussed above.

Revenue Recognition
We recognize revenue on the shipment to our customers of communication products, microprocessor integrated chips and evaluation boards. We also derive revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services. We enter into licensing agreements that will provide licensees the right to incorporate our intellectual property components in their products with terms and conditions that will vary by licensee. Generally, these payments will include a nonrefundable technology license fee, which will be payable upon the transfer of intellectual property, or a nonrefundable engineering service fee, which generally will be payable upon achievement of defined milestones. In addition, we anticipate these agreements will include royalty payments, which will be payable upon sale of a licensee's product, and maintenance and limited support fees. We will classify all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue will be generally recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating our intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). We will classify all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees and maintenance and support fees, as contract revenue. License fees will be recognized upon the execution of the license agreement and transfer of intellectual property, provided no further significant performance obligations exist and collectibility is deemed probable. Fees related to engineering services contracts, which will be performed on a best efforts basis and for which we will receive periodic milestone payments, will be recognized as revenue over the estimated development period, using a cost-based percentage of completion method. Annual maintenance and support fees, which will be renewable by the licensee, will be classified as contract revenue and will be amortized over the period of support, generally 12 months.

Patriot Scientific Corporation
Summary of Accounting Policies (Continued)

Research and Development Costs
Research and development costs are expensed as incurred.

Advertising
The Company expenses advertising costs as incurred. Advertising expenses were approximately $3,400 and $9,000 for the years ended May 31, 2003 and 2002, respectively.

Income Taxes
The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Net Loss Per Share
The Company applies SFAS No. 128, "Earnings Per Share" for the calculation of "Basic" and "Diluted" earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of an entity.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

During the year ended May 31, 2002, based upon information then available, the Company revised its estimates regarding the recovery of certain inventories. As a result, the Company increased existing reserves for obsolescence by $111,381.

Inventories
Inventories consist of raw materials, work in process and finished goods and are valued at the weighted average cost method, which approximates cost on a first-in, first-out basis, not in excess of market value. As of May 31, 2003 and 2002 both inventory amounts were fully reserved.

Patriot Scientific Corporation
Summary of Accounting Policies (Continued)

Sale of Accounts Receivable
The Company has adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 140"). SFAS 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A $400,000 factoring line established by the Company with a bank enables the Company to sell selected accounts receivable invoices to the bank with full recourse against the Company. These transactions qualify for a sale of assets since (1) the Company has transferred all of its right, title and interest in the selected accounts receivable invoices to the bank, (2) the bank may pledge, sell or transfer the selected accounts receivable invoices, and (3) the Company has no effective control over the selected accounts receivable invoices since it is not entitled to or obligated to repurchase or redeem the invoices before their maturity and it does not have the ability to unilaterally cause the bank to return the invoices. Under SFAS 140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. During fiscal 2003 and 2002, the Company sold approximately $38,000 and $193,000, respectively, of its accounts receivable to a bank under a factoring agreement for approximately $30,000 and $177,000, respectively. Pursuant to the provisions of SFAS 140, the Company reflected the transaction as a sale of assets and established an accounts receivable from the bank for the retained amount less the costs of the transaction and less any anticipated future loss in the value of the retained asset. The retained amount is equal to 20% of the total accounts receivable invoice sold to the bank less 1% of the total invoice as an administrative fee and 1.75% per month of the total outstanding accounts receivable invoices as a finance fee. The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer. At May 31, 2003, accounts receivable invoices totaling $3,811 were outstanding and $396,189 was available for future factoring of accounts receivable invoices.

Stock Options
The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and disclosure," require the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method

Patriot Scientific Corporation
Summary of Accounting Policies (Continued)

of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25. The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

Under the accounting provisions for SFAS No. 123, the Company's net loss per share would have been increased by the pro forma amounts indicated below:


                                            2003                  2002
-----------------------------------------------------------------------------

Net loss as reported                $       (3,888,299)   $       (5,487,051)
Compensation expense                          (289,023)             (567,010)
                                    -------------------   -------------------
Net loss pro forma                  $       (4,177,322)   $       (6,054,061)
                                    ===================   ===================
As reported per share
     Basic and diluted loss         $            (0.04)   $            (0.08)
                                    ===================   ===================
Pro forma per share
     Basic and diluted loss         $            (0.04)   $            (0.09)
                                    ===================   ===================



Recent Accounting Pronouncements
In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." SFAS No. 148 amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years ending after December 15, 2002 and is effective for interim periods beginning after December 15, 2002. The Company's adoption of SFAS No. 148 did not have a material effect on the Company's financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures required in financial statements concerning obligations under certain guarantees. It also clarifies the requirements related to the recognition of liabilities by a guarantor at the inception of certain guarantees. The disclosure requirements of this interpretation were effective on December 31, 2002. We adopted the recognition provisions of the interpretation in the quarter ended February 28, 2003. The adoption of this interpretation did not impact our financial position or results of operations.

In January  2003,  the FASB  issued  Interpretation  No. 46,  "Consolidation  of
Variable   Interest   Entities,   an   interpretation   of  ARB  No.  51."  This
interpretation provides guidance on: 1) the

Patriot Scientific Corporation
Summary of Accounting Policies (Continued)

identification of entities for which control is achieved through means other than through voting rights, known as "variable interest entities" (VIEs); and 2) which business enterprise is the primary beneficiary and when it should consolidate the VIE. This new model for consolidation applies to entities: 1) where the equity investors (if any) do not have a controlling financial interest; or 2) whose equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, this interpretation requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. This interpretation is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of the interpretation must be applied no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. Certain disclosures are effective immediately. The adoption of this interpretation did not impact our financial position or results of operations.

In April 2003 the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material effect on the consolidated financial statements

In May 2003 the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this Statement is not expected to have a material effect on the consolidated financial statements.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements

1.   Continued Existence and Management's Plan

Our consolidated financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our obtaining sufficient financing to sustain our operations. We incurred a net loss of $3,888,299 and $5,487,051 and negative cash flow from operations of $1,885,762 and $3,632,534 in the years ended May 31, 2003 and 2002, respectively. At May 31, 2003, we had deficit working capital of $1,457,003 and cash and cash equivalents of $32,663. We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents decreased $55,445 during the year ended May 31, 2003.

We estimate our current cash requirements to sustain our operations through August 2004 to be $2.1 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have a note payable to Swartz Private Equity, LLC ("Swartz") of $635,276 at May 31, 2003 which is due March 1, 2004. We also have convertible debentures with a group of investors as of May 31, 2003 aggregating $1,165,000 and advances of $50,000 on a convertible debenture that closed subsequent to May 31, 2003. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the next two years as long as the price of our common stock is in excess of $0.20 per share. During the year ended May 31, 2003, we obtained $120,350 from the sale of equity to several private investors and $180,000 from short term notes entered into with a related party. . Subsequent to May 31, 2003, we obtained an additional $422,500 from the issuance of convertible debentures net of advances discussed above, $50,100 from the exercise of a warrant, $10,000 from a loan issued to a related party, and $31,000 from the sale of common stock.

If the optional amounts under the convertible debentures are not raised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we may need to secure additional short-term debt, private placement debt and/or equity financings with individual or institutional investors. In addition, we may need to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $2.1 million requirement will be provided by:

         o        additional debt and/or equity financings; and

         o proceeds from the exercise of outstanding stock options and warrants.


In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. We also have a $400,000 accounts receivable factoring agreement with our bank. As of May 31, 2003 there was a balance due under the factoring agreement of $3,811.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

We anticipate our future revenue to be derived primarily from the sale of licenses and royalties. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies. Product introductions such as those currently underway for the Ignite may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

2.    Property and         Property and equipment consisted of the following:
      Equipment

                                                                                                      May 31,
                                                                                       -----------------------------------
                                                                                            2003                2002
                           -----------------------------------------------------------------------------------------------
                           Computer equipment and software                          $       1,660,707   $       1,660,707
                           Furniture and fixtures                                             499,274             499,274
                           Laboratory equipment                                               205,594             205,594
                                                                                    ------------------  ------------------
                                                                                            2,365,575           2,365,575
                           Less accumulated depreciation and amortization                   2,212,045           2,080,087
                                                                                    ------------------  ------------------
                           Net property and equipment                               $         153,530   $         285,488
                           -----------------------------------------------------------------------------------------------
                           Depreciation expense was $131,958 and $211,850
                           for the years ended May 31, 2003 and 2002.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

3.  Note Receivable

In June 2000, the Company entered into a three-year, $80,000 Secured Promissory Note Receivable with an individual who was, at the time of the issuance of the note, an executive officer of the Company. The note had an interest rate of 6% per annum with interest payments due semi-annually and the principal due at the maturity of the note. The individual pledged 100,000 shares of the Company's common stock that he held on the date of issuance as security for this note. In April 2003, the Company negotiated an early payment discount and the individual paid $60,000 to retire this note. The balance of $20,000 was written off to bad debt expense during the year ended May 31, 2003.

4. Secured Note Payable

On March 12, 2002, we replaced and superceded a previously issued Secured Promissory Note with Swartz with an Amended Secured Promissory Note and Agreement with an effective date of October 9, 2001, an Addendum to Amended Secured Promissory Note dated March 12, 2002 and an Antidilution Agreement and Addendum to Warrants dated March 19, 2003. The amended note, which originally was to mature on January 9, 2003, has been extended to March 1, 2004 and amounts outstanding under the note bear interest at the rate of 5% per annum. Per the antidilution agreement, principal and interest payments are deferred until March 1, 2004.

As part of the consideration for entering into the above amended note, we agreed to issue warrants to Swartz related to each advance against the note. In connection with each advance, we issued to Swartz a warrant to purchase a number of shares of common stock equal to the amount of the advance multiplied by 8.25 at an initial exercise price equal to the lesser of (a) the factor of the average of the volume weighted average price per share, as defined by Bloomberg L.P., for each trading day in the period beginning on the date of the previous advance and ending on the trading day immediately preceding the date of the current advance multiplied by .70 or (b) the volume weighted average price per share minus $0.05. In addition, we were obligated under the addendum to the note to issue to Swartz warrants equal to 20% of the common stock issued between March 12, 2002 and April 1, 2003 and we are obligated under the antidilution agreement to issue to Swartz warrants equal to 30% of the common stock issued subsequent to April 1, 2003 to any parties other than Swartz. In addition, we agreed to extend the expiration date to December 31, 2006 on certain warrants that were to expire previous to December 31, 2006. In exchange for these concessions, Swartz agreed to extend the due date to March 1, 2004 on a note for $635,276 net of accrued interest and unreserved 20,007,350 shares that have been reserved for the exercise of warrants for a period the sooner of 1) March 19, 2004, or 2) 90 days after the date on which our common stock exceeds $0.375 for 10 consecutive trading days.

As of May 31, 2003 we issued warrants to purchase up to 18,243,712 shares of our common stock in accordance with the amended note agreements and antidilution agreement. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

The note is secured by our assets.

All debt discounts were amortized as additional interest expense over the initial term of the note payable. As of May 31, 2003, $1,107,238 had been reflected as debt discount of which $189,516 and $917,722 was amortized to interest expense during the years ended May 31, 2003 and 2002, respectively.


Advances against the note                                                           $1,790,000
Less amount applied against $30 million equity line of credit                         (227,800)
Less amount applied against $25 million equity line of credit                         (926,924)
Less debt discount
         Total                                                       1,107,238
         Amount amortized to expense                                (1,107,238)             --
                                                                   -----------      ----------
Note payable at May 31, 2003                                                        $  635,276
                                                                                    ==========


On November 9, 2001, an offset of $227,800 from the sale of 2,500,000 shares of common stock was applied against the final put under a $30 million equity line of credit.

On May 30, 2002, an offset of $926,924 from the sale of 14,100,000 shares of common stock was applied against the first and only put under the $25 million equity line of credit discussed above

5.  8% Convertible Debentures

Overview. From April 23, 2002 through August 26, 2003, we sold an aggregate of $2,437,500 of 8% convertible debentures to a group of eleven investors. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock for two years from the date of closing. In addition, the debenture holders received warrants exercisable into a number of our common shares.

Number of Shares Debentures May Be Converted Into. The debentures can be converted into a number of our common shares at conversion prices that initially equaled $0.041 to $0.10289 per share.

Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement becomes effective, October 29, 2002 for the first $1,000,000 of principal, March 7, 2003 for the second $605,000 of principal and June 26, 2003 for the third $510,000 of principal. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date. On October 29, 2002, the date the registration statement for the first $1,000,000 of principal became effective, the conversion prices were reset to $0.04457 from initial conversion prices ranging from $0.08616 to $0.10289. On March 7, 2003, the date the registration statement for the second $605,000 of principal became effective, the conversion prices were reset to $0.04722 from initial conversion prices ranging from $0.05126 to $0.0727. On June 26, 2003, the date the registration statement for the third $510,000 of principal became effective, the conversion prices for debentures with initial conversion prices of $0.065 will reset to $0.06346.

Warrants. Concurrent with the issuance of the convertible debentures, we issued to the debenture holders warrants to purchase up to 33,471,953 shares of our common stock. These warrants are exercisable for five years from the date of issuance at either initial negotiated exercise prices or prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance.

Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants. For a period of 18 months from the date of the debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders' prior written approval.

Right of First Refusal. The debenture holders have a right of first refusal to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Registration Rights. We are responsible for registering the resale of the shares of our common stock which will be issued on the conversion of the debentures. On October 29, 2002, a registration

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

statement covering the first $1,000,000 of debentures was declared effective by the Securities and Exchange Commission. On March 7, 2003, a registration statement covering the second $605,000 of debentures was declared effective by the Securities and Exchange Commission. On June 26, 2003, a registration statement covering the third $510,000 of debentures was declared effective by the Securities and Exchange Commission.

The convertible debentures are secured by our assets.
Convertbile debenture dated April 23, 2002                                                  $       225,000
Convertbile debentures dated June 10, 2002                                                          775,000
Convertbile debenture dated August 23, 2002                                                         175,000
Convertbile debentures dated October 29, 2002                                                       180,000
Convertbile debenture dated December 16, 2002                                                       100,000
Convertbile debenture dated January 24, 2003                                                        150,000
Convertbile debenture dated March 24, 2003                                                          162,500
Convertbile debenture dated April 15, 2003                                                           10,000
Convertbile debenture dated May 20, 2003                                                            187,500
Advances against debenture issued subsequent to May 31, 2003                                         50,000
Less amounts converted to common stock                                                             (800,000)
Less debt discount
                            Total discounts recorded                    $     1,965,000
                            Amount amortized to expense                        (624,922)
                            Amount cancelled on conversion                     (527,067)           (813,011)
                                                                           -------------    ----------------
Convertible debentures at May 31, 2003                                                              401,989
Less current portion                                                                                121,879
                                                                                            ----------------
Long term portion                                                                           $       280,110
                                                                                            ================


6.   Investment Agreement

$25 Million Equity Line of Credit Agreement

Overview. On September 17, 2001, we entered into an investment agreement with Swartz. The investment agreement entitles us to issue and sell our common stock to Swartz for up to an aggregate of $25 million from time to time during a three-year period following the effective date of the registration statement. This is also referred to as a put right. We filed a registration statement on Form S-1 on October 11, 2001 that was declared effective on November 5, 2001 for 15,000,000 shares of our common stock which we issued to Swartz during the fiscal year ended May 31, 2002. There remains approximately $24 million available under this line conditioned on us filing one or more additional registration statements. As of May 31, 2003, we have not filed a statement requesting the registration of additional shares to put to Swartz under the $25 million equity line of credit.

Put Rights. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

business days advance notice to Swartz of the date on which we intend to exercise a particular put right, and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $3 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz may not exceed 20% of the aggregate daily reported trading volume during each of two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right.

The price Swartz will pay for each share of common stock sold in a put is equal to the lesser of (i) the market price for each of the two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right minus $0.10, or (ii) X percent of the market price for each of the two ten day periods, where, X is equal to 90% if the market price is below $2.00 and 93% if market price is equal to or greater than $2.00. Market price is defined as the lowest closing bid price for the common stock during each of the two consecutive ten business day periods. However, the purchase price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

Limitations and Conditions Precedent to Our Put Rights. We may not initiate a put if, as of the proposed date of such put:

         o we have issued shares of our common stock that have been paid for by Swartz and the amount of proceeds we have received is equal to the maximum offering amount;

         o the registration statement covering the resale of the shares becomes ineffective or unavailable for use;

         o our common stock is not actively trading on the OTC Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange, or is suspended or delisted with respect to the trading on such market or exchange.

If any of the following events occur during the pricing period for a put, the volume accrual shall cease. For the put, the pricing period shall be adjusted to end 10 business days after the date that we notify Swartz of the event, and any minimum price per share we specified shall not apply to the put:

         o we have announced or implemented a stock split or combination of our common stock between the advanced put notice date and the end of the pricing period;

         o we have paid a common stock dividend or made any other distribution of our common stock between the advanced put notice date and the end of the pricing period;

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

         o we have made a distribution to the holders of our common stock or of all or any portion of our assets or evidences of indebtedness between the put notice date and the end of the pricing period;

         o we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the end of the pricing period, the registration statement covering the resale of the shares becomes ineffective or unavailable for use, or our stock becomes delisted for trading on our then primary exchange; or

         o we discover the existence of facts that cause us to believe that the registration statement contains an untrue statement or omits to state a material fact.

Short Sales. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the investment agreement. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Termination of Investment Agreement. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

Restrictive Covenants. During the term of the investment agreement and for a period of two months thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities or with a fixed conversion or exercise price subject to adjustment without obtaining Swartz's prior written approval.

Right of First Refusal. Swartz has a right of first refusal to purchase any variable priced securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement and a right of participation for any equity securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement.

Swartz's Right of Indemnification. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

Waiver and Agreement. On March 12, 2002, we entered into an amended waiver and agreement with Swartz which replaced and superseded all previous waivers and agreements. This amended waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share, as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz, the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the amended waiver and agreement increased the intended put share amount for the first put to 14,100,000 shares, which is the total number of shares we had registered so far under the $25 million equity line of credit. On May 30, 2002 we closed the first put under the $25 million equity line of credit by applying the proceeds of $926,924 to the secured note payable discussed in
Note 4.

Warrants. In connection with closing the $25 million equity line of credit, we issued to Swartz a commitment warrant to purchase 900,000 shares of our common stock. This warrant was valued on the issuance date using the Black-Scholes pricing model and the value was recorded as a debt discount.

7.   Stockholders' Equity (Deficit)

Private Offerings and Warrants

During fiscal 2003, 3,765,266 restricted shares of common stock were issued to a group of individual investors for $120,350; 2,000,000 shares of common stock were issued to a consultant in exchange for services valued at $110,000; and 400,000 shares valued at $16,000 were issued to a former executive of the company as partial settlement of a legal action. The fair value (as determined by the quoted market price) for the consulting services and legal settlement were recorded as additional general and administrative expense during the year ended May 31, 2003. Also, during fiscal 2003, the Company issued 380,000 shares of common stock to a vendor in satisfaction of $22,800 of trade accounts payable.

At May 31, 2003, the Company had warrants outstanding to purchase 58,992,468 common shares at exercise prices ranging from $0.033 to $1.12 per share expiring beginning in 2004 through 2008.

During fiscal 2003, the Company issued warrants to purchase 35,005,013 common shares of stock at exercise prices ranging from $0.04 to $0.065 per share. Of this amount, warrants to purchase 5,355,562 common shares of stock were issued to Swartz related to the Addendum to Amended Secured Promissory Note dated March 12, 2002 and an Antidilution Agreement and Addendum to Warrants dated March 19, 2003 discussed in Note 4, warrants to purchase 28,649,451 common

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

shares of stock were issued to a group of eleven individual and institutions investors related to the 8% Convertible Debentures discussed in Note 5, and warrants to purchase 1,000,000 common shares of stock were issued to two consultants.

During fiscal 2002, the Company issued warrants to purchase 23,197,201 common shares of stock at exercise prices ranging from $0.048 to $0.54 per share. Of this amount, warrants to purchase 3,113,302 common shares of stock were issued to Swartz related to a $30 million investment agreement, a warrant to purchase 900,000 common shares of stock was issued to Swartz related to the $25 million investment agreement, warrants to purchase 16,519,090 common shares of stock were issued to Swartz related to the 5% Secured Note Payable of which 3,630,940 were cancelled, a warrant to purchase 2,514,809 common shares of stock was issued to Lincoln Ventures LLC related to the first funding under the 8% Convertible Debenture and a warrant to purchase 150,000 common shares of stock was issued to a consultant. See Notes 4, 5 and 6 for further discussion.

Also, during fiscal 2002, the Company's shareholders approved an increase in the authorized number of common shares from 100,000,000 to 200,000,000.

1992 Incentive Stock Option Plan ("ISO")

The Company has an ISO Plan which expired March 20, 2002. The ISO Plan provided for grants to either full or part time employees, at the discretion of the board of directors, to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. In the case of a significant stockholder, the option price of the share could not be less than 110 percent of the fair market value of the share on the date of grant. Any options granted under the ISO Plan must be exercised within ten years of the date they were granted (five years in the case of a significant stockholder). At May 31, 2003, options to purchase up to 17,500 shares of common stock remained outstanding and will expire in 2005.

1992 Non-Statutory Stock Option Plan("NSO")

The Company has an NSO Plan which expired March 20, 2002. The NSO Plan provided, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. Any options granted under the NSO Plan must be exercised within ten years of the date they were granted. At May 31, 2003, options to purchase up to 50,000 shares of common stock remained outstanding and will expire in 2005.

1996 Stock Option Plan

Effective March 1996, the Company adopted the 1996 Stock Option Plan, which was amended by the Stockholders in December 1997, expiring March 24, 2006, reserving for issuance 4,000,000 shares of the Company's common stock. The 1996 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 1996 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal years ended May 31, 2003 and 2002, the Company granted options to purchase 340,500 and 1,000,000 shares of stock at market value.

2001 Stock Option Plan

Effective February 2001, the Company adopted the 2001 Stock Option Plan, expiring February 21, 2011, reserving for issuance 3,000,000 shares of the Company's common stock. The 2001 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 2001 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal years ended May 31, 2003 and 2002, the Company granted options to purchase 875,000 and 3,145,000 shares of stock at market value.

During fiscal 2000, the Company repriced a stock option to purchase 36,000 shares of common stock at an exercise prices originally of $0.40 using fixed accounting rules in effect at the time. The stock option was repriced to an exercise price of $.32 and no additional compensation expense was recorded. Subsequent to the repricing, the Company adopted accounting principles generally accepted in the United States of America that require stock options that have been modified to reduce the exercise price to be accounted for using variable accounting. Accordingly, if the market price of the Company's stock increases subsequent to July 1, 2000, it will recognize additional compensation expense that it otherwise would not have incurred. As of May 31, 2003, there was no additional compensation expense recorded because the market price of the Company's common stock was lower than the price at July 1, 2000. However, the ultimate impact cannot be determined as it is dependent on the change in the market price of the stock from July 1, 2000 until the stock option is exercised, forfeited or expires unexercised.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the three years ended May 31, 2003, 2002, and 2001 respectively: dividend yield of zero percent for all years; expected volatility of 100 to 120, 90 and

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

90 percent; risk-free interest rates of 2.3 to 4.3, 3.5 to 4.8, and 4.8 to 6.4 percent; and expected lives of 3 to 5 years for all years.

A summary of the status of the Company's stock option plans and warrants as of May 31, 2003, and 2002 and changes during the years ending on those dates is presented below:


                                                              Options                                Warrants
                                                 ---------------------------------    -------------------------------------
                                                                        Weighted                               Weighted
                                                                        Average                                Average
                                                                        Exercise                               Exercise
                                                      Shares             Price             Shares               Price
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Outstanding, June 1, 2001                             2,577,824              0.92          4,961,463                  0.42
---------------------------------------------------------------------------------------------------------------------------
     Granted                                          4,145,000              0.21         23,197,201                  0.09
     Cancelled                                       (2,281,419)             0.67         (3,630,940)                 0.10
     Exercised                                         (191,666)             0.32            (50,000)                 0.25
---------------------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2002                             4,249,739     $        0.39         24,477,724     $            0.11
---------------------------------------------------------------------------------------------------------------------------
     Granted                                          1,215,500              0.05         35,005,013                  0.05
     Cancelled                                         (411,239)             0.81           (490,269)                 0.30
     Exercised                                                -                 0                  -                     -
---------------------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2003                             5,054,000     $        0.28         58,992,468     $            0.06
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Exercisable, May 31, 2002                             2,418,072     $        0.48         24,477,724     $            0.11
---------------------------------------------------------------------------------------------------------------------------
Exercisable, May 31, 2003                             4,138,633     $        0.29         57,992,468     $            0.06
---------------------------------------------------------------------------------------------------------------------------

Weighted average fair value of options and warrants
     granted during the year ended May 31, 2002                     $        0.07                        $            0.11
Weighted average fair value of options and warrants
     granted during the year ended May 31, 2003                     $        0.04                        $            0.05
---------------------------------------------------------------------------------------------------------------------------

Included in the above table are certain options for which vesting is contingent based on various future performance measures.

The following table summarizes information about stock options and warrants outstanding at May 31, 2003:

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)


                                       Outstanding                              Exercisable
                     ----------------------------------------------   -------------------------------
                                       Weighted
                                        Average         Weighted                          Weighted
        Range of                       Remaining         Average                           Average
        Exercise         Number       Contractual       Exercise          Number          Exercise
         Prices        Outstanding       Life             Price        Exercisable          Price
-----------------------------------------------------------------------------------------------------
Options

   $    0.0425-0.059         850,000          4.74   $        0.05           525,000   $        0.04
           0.07-0.09       1,365,500          3.89            0.08         1,213,467            0.08
         0.11-0.1325       1,885,000          3.36            0.11         1,530,000            0.11
           0.32-0.69         291,000          1.53            0.64           291,000            0.64
          1.16-1.325         662,500          2.04            1.26           579,166            1.25
-----------------------------------------------------------------------------------------------------
   $    0.0425-1.325       5,054,000          3.46   $        0.28         4,138,633   $        0.29

Warrants

   $     0.033-0.495      38,464,610          4.07   $        0.04        38,464,610   $        0.04
         0.05-0.0592       8,013,741          3.84            0.06         7,013,741            0.06
       0.0616-0.0715       9,806,840          3.76            0.07         9,806,840            0.07
           0.25-0.40       2,607,277          1.36            0.28         2,607,277            0.28
           0.59-1.12         100,000          1.64            0.68           100,000            0.68
-----------------------------------------------------------------------------------------------------
   $      0.033-1.12      58,992,468          3.86   $        0.06        57,992,468   $        0.06


8.  Net Loss Per Share

The Company has implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share ("EPS"). Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity. The Company's net losses for the periods presented cause the inclusion of potential common stock instruments outstanding to be antidilutive and, therefore, in accordance with SFAS No. 128, the Company is not required to present a diluted EPS. During the years ended May 31, 2003 and 2002, common stock options and warrants convertible or exercisable into approximately 64,046,468 and 28,727,463 shares of common stock were not included in diluted loss per share as the effect was antidilutive due to the Company recording losses in each of those years.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)


9.  Income Taxes    The net deferred tax asset recorded
                    and its approximate tax effect consisted of the following:

                                                                                  May 31,
                                                                ----------------------------------------
                                                                       2003                  2002
                    ------------------------------------------------------------------------------------
                    Net operating loss carryforwards         $         12,073,000   $        11,030,000
                    Purchased technology                                  420,000               470,000
                    Depreciation and amortization                       1,607,000             1,754,000
                    Other, net                                            191,000               192,000
                    --------------------------------------------------------------  --------------------
                                                                       14,291,000            13,446,000
                    Valuation allowance                                14,291,000            13,446,000
                    --------------------------------------------------------------  --------------------

                    Net deferred tax asset                   $                  -   $                 -
                    ------------------------------------------------------------------------------------

A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:


May 31,                                                                     2003               2002
---------------------------------------------------------------------------------------------------------

    Federal income tax benefit computed at the Federal statutory rate $    (1,322,000)  $     (1,866,000)
    State income tax benefit net of Federal benefit                          (139,000)          (211,000)
    Other- permanent differences                                              521,000            502,000
    Expiration of state net operating loss carryforwards                       95,000            118,000
    Change in valuation allowance                                             845,000          1,457,000
---------------------------------------------------------------------------------------------------------

Income tax benefit                                                    $             -   $              -
---------------------------------------------------------------------------------------------------------

As of May 31, 2003 and 2002, valuation allowances equal to the net deferred tax asset recognized have been recorded, as Management has not determined that it is more likely than not that the deferred tax asset will be realized. No current tax provision was recorded for fiscal 2003 and 2002 due to reported losses. The valuation allowance increased $845,000 for the year ended May 31, 2003 and $1,457,00 for the year ended May 31, 2002.

At May 31, 2003, the Company has federal net operating loss carryforwards of approximately $31,814,000 that expire through 2022 and are subject to certain limitations under the Internal

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

Revenue Code of 1986, as amended. As such, certain federal net operating loss carryforwards may expire unused.

At May 31, 2003, the Company has state net operating loss carryforwards of approximately $20,927,000 that expire through 2010. The state of California has suspended the utilization of net operating losses for 2002 and 2003.

10.   Profit-Sharing Plan

Effective July 1, 1993, the Company adopted a savings and profit-sharing plan that allows participants to make contributions by salary reduction pursuant to
Section 401(k) of the Internal Revenue Code. At the Company's discretion, the Company may match contributions at 20% of the employee's contribution up to 6% of the employee's salary. The Company contributions are vested 20% per year beginning with the first year of service. The Company made no matching contribution in fiscal 2003 or 2002.

11.      Commitments and Contingencies

In January 1999, we were sued in the Superior Court of San Diego County, California by the Fish Family Trust, a co-inventor of the original ShBoom technology. The suit also named as defendants nanoTronics and Gloria Felcyn on behalf of the Falk Family Trust. The suit sought a judgment for damages, a rescission of the Technology Transfer Agreement and a restoration of the technology to the co-inventor. In March 1999, we joined with nanoTronics and Gloria Felcyn and filed our response and cross-complaint against the Fish Family Trust. In November 2000, the judge issued a summary ruling in favor of the defendants on all counts. The Fish Family Trust filed an appeal in January 2001. In June 2003, the Appellate Court confirmed the trial court's ruling, thereby, bringing the dispute to a favorable conclusion.

The Company is obligated under employment contracts with certain key employees to pay severance upon termination under certain defined conditions. Generally, unless relieved of their duties for cause, the executive officers are entitled to severance pay equal to four months of their then current monthly salary. In the case of a change in control, generally, the executive officers are entitled to severance pay equal to twelve months of their then current monthly salary unless they continue to work for the new controlling interest in the same function as previous to the change.

The Company granted a lien and security interest in substantially all of its assets to the bank under the accounts receivable factoring line and to investors under its notes payable and convertible debentures.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

The Company has a non-cancellabe operating lease for its office and manufacturing facilities located in San Diego, California.

Future minimum lease payments required under the operating lease are as follows:

Years ending May 31,
-----------------------------------------------------------------------------------------------
                                              Gross            Sublease               Net
                                            Payments            Income             Payments
2004                                   $       129,250    $         68,850    $         60,400
2005                                           135,454              70,470              64,984
2006                                           141,658              72,540              69,118
2007                                            23,782              12,150              11,632
-----------------------------------------------------------------------------------------------

Total minimum lease payments           $       430,144    $        224,010    $        206,134
-----------------------------------------------------------------------------------------------

Rent expense for fiscal 2003 and 2002 was $189,423 and $147,373, respectively.


The Company has one capital lease at May 31, 2003.

Future minimum lease payments are as follows:

Year ending May 31,
        2004                                       $        9,562
        2005                                                9,562
        2006                                                2,391
------------------------------------------------------------------
Total minimum lease payments                               21,515
Amount representing interest                                4,784
------------------------------------------------------------------
Present value of minimum lease payments                    16,731

Total obligation                                           16,731
Less current portion                                       (6,405)
------------------------------------------------------------------
Long-term portion                                  $       10,326
------------------------------------------------------------------

Capital leases included in fixed assets at May 31, 2003 and 2002, were $11,803 and $20,135, net of an allowance for depreciation of $13,192 and $4,860. Depreciation expense related to the capitalized lease was $8,332 and $4,860 for the years ended May 31, 2003 and 2002.

12.      Segment  Information

Export Sales

The Company is engaged in one business segment, the development and marketing of microprocessor technology related products and licenses. Telecommunication products have

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

reached the end of their life cycles and no longer provide any significant sales. During the fiscal years ended May 31, 2003 and 2002, the Company's product sales of high technology computer products and licenses were $31,340 and $9,625 and telecommunication products and licenses were $92,563 and $349,184.

For the purpose of allocating revenues by geographic location, the Company uses the physical location of its customers as its basis. During the fiscal years ended May 31, 2003 and 2002, the Company's sales by geographic location consisted of the following:

                                                   2003             2002
                                               -------------    -------------

              Domestic sales                 $      113,000   $      355,000

              Foreign sales:
                    Europe                           11,000            4,000
                    North America                         -                -
                    Asia                                  -                -
                                             --------------------------------
              Total foreign sales                    11,000            4,000
                                             --------------------------------

              Total net product sales        $      124,000   $      359,000
                                             ================================

The Company has no foreign assets.

Sales to Major Customers

During the fiscal years ended May 31, 2003 and 2002, revenues from significant customers consisted of the following:



                            2003                              2002
                       -------------------------------  ---------------------------------
         Customer            Sales         Percent             Sales           Percent
                       ---------------   -------------  ------------------   ------------

         A             $       43,000           34.3%   $               -              -
         B                     23,000           18.6%                   -              -
         C                     15,000           11.9%                   -              -
         D                     15,000           11.9%             151,000          42.0%
         E                          -               -              59,000          16.4%


Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

13.  Related Party Transactions

During fiscal year 2002, the Company contracted with a company, which was owned by the daughter of our previous President, Chairman and CEO, for web site development, marketing support and other various services. The Company paid $70,292 in fiscal year 2002 to the related party for these services. No such related party transactions occurred during fiscal year 2003.

14.  Subsequent Events

Subsequent to year end, we concluded additional fundings of our 8% Convertible Debentures. We received advances against these closings of $50,000 as of May 31, 2003 and the balance of $295,000 subsequent to year end from a group of four investors. In conjunction with the debentures we also issued warrants to purchase up to 7,870,191 shares of our common stock at initial exercise prices of $0.03 to $0.065 per share, subject to being reset at each six month anniversary to the closings.

                                        PATRIOT SCIENTIFIC CORPORATION
                                          CONSOLIDATED BALANCE SHEETS

                                                                          August 31,               May 31,
                                                                             2003                   2003
                                                                      ------------------     ------------------
                                                                          (Unaudited)

                       ASSETS (Notes 4 and 5)

Current assets:
      Cash and cash equivalents                                       $           7,288      $          32,663
      Accounts receivable, net of allowance
        of $10,000 for uncollectible accounts                                     5,763                  3,866
      Prepaid expenses                                                          119,900                 93,030
                                                                      ------------------     ------------------

Total current assets                                                            132,951                129,559

Property and equipment, net                                                     132,245                153,530

Other assets, net                                                                41,121                 53,220

Patents and trademarks, net of accumulated amortization of $535,525
   and $522,948                                                                 118,616                128,925
                                                                      ------------------     ------------------
                                                                      $         424,933      $         465,234
                                                                      ==================     ==================

                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Secured note payable (Note 4)                                   $         635,276      $         635,276
      Current portion of 8% convertible debentures, net of debt
        discount of $120,956 and $103,121 (Note 5)                              159,932                121,879
      Secured notes payable to a related party                                  200,354                180,000
      Accounts payable                                                          364,055                397,180
      Accrued liabilities                                                       229,610                245,822
      Current portion of capital lease obligation                                 6,775                  6,405
                                                                      ------------------     ------------------

Total current liabilities                                                     1,596,002              1,586,562

8% Convertible debentures, net of debt discount of $464,272
   and  $709,890  (Note 5)                                                      235,728                280,110

Long term portion of capital lease obligation                                     8,487                 10,326

Commitments and contingencies (Note 7)

Stockholders' deficit: (Notes 4,5,6 and 7)
      Preferred stock, $.00001 par value; 5,000,000 shares
        authorized none outstanding                                                   -                      -
      Common stock, $.00001 par value; 200,000,000 shares
        authorized; issued and outstanding 123,518,272 and 106,547,807            1,235                  1,066
      Additional paid-in capital                                             45,430,068             44,281,210
      Accumulated deficit                                                   (46,846,587)           (45,694,040)
                                                                      ------------------     ------------------
Total stockholders' deficit                                                  (1,415,284)            (1,411,764)
                                                                      ------------------     ------------------
                                                                      $         424,933      $         465,234
                                                                      ==================     ==================

See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

                         PATRIOT SCIENTIFIC CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                 Three Months Ended
                                         -------------------------------------
                                             August 31,          August 31,
                                                2003                2002
                                         -----------------   -----------------


Net sales                                $         11,240    $         39,889

Cost of sales                                       6,213               4,909
                                         -----------------   -----------------

Gross profit (loss)                                 5,027              34,980

Operating expenses:
     Research and development                     149,122             209,287
     Selling, general and
       administrative                             351,470             487,101
                                         -----------------   -----------------
                                                  500,592             696,388
                                         -----------------   -----------------
Operating loss                                   (495,565)           (661,408)
                                         -----------------   -----------------
Other income (expenses):
     Interest income                                    -                 175
     Interest expense                            (656,982)           (282,208)
                                         -----------------   -----------------
                                                 (656,982)           (282,033)
                                         -----------------   -----------------
Net loss                                 $     (1,152,547)   $       (943,441)
                                         =================   =================

Basic and diluted loss
     per common share                    $          (0.01)   $          (0.01)
                                         =================   =================

Weighted average number of
  common shares outstanding
  during the period (Note 1)             113,846,895         81,465,757
                                         =================   =================

See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

                         PATRIOT SCIENTIFIC CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                                        Three Months Ended
                                                                       --------------------------------------------------
                                                                            August 31, 2003            August 31, 2002
                                                                       ------------------------   -----------------------


Decrease in Cash and Cash Equivalents
Operating activities:
       Net loss                                                        $            (1,152,547)   $             (943,441)
       Adjustments to reconcile net loss
         to cash used in operating activities:
           Amortization and depreciation                                                33,863                    53,695
          Non-cash interest expense related to convertible
              debentures, notes payable and warrants                                   618,067                   254,367
           Changes in:
               Accounts receivable                                                      (5,897)                  (13,688)
               Prepaid expenses and other assets                                       (14,771)                   77,230
               Accounts payable and accrued liabilities                                (17,953)                  (93,174)
                                                                       --------------------------------------------------
Net cash used in operating activities                                                 (539,238)                 (665,011)
                                                                       --------------------------------------------------

Investing activities:
                                                                       --------------------------------------------------
       Purchase of property, equipment and patents                                      (2,269)                  (11,376)
                                                                       --------------------------------------------------

Financing activities:
       Proceeds from the issuance of short term notes payable                           10,000                         -
       Proceeds from the issuance of convertible debentures                            422,500                   592,000
       Proceeds from the issuance of common stock                                       31,000                         -
       Principal payments for capital lease obligations                                 (1,468)                   (1,174)
       Proceeds from sales of accounts receivable                                        4,000                    11,877
       Proceeds from exercise of common stock warrants                                  50,100                         -
                                                                       ------------------------   -----------------------
Net cash provided by financing activities                                              516,132                   602,703
                                                                       --------------------------------------------------

Net decrease in cash and cash equivalents                                              (25,375)                  (73,684)

Cash and cash equivalents, beginning of period                                          32,663                    88,108
                                                                       --------------------------------------------------

Cash and cash equivalents, end of period                               $                 7,288    $               14,424
                                                                       --------------------------------------------------

Supplemental Disclosure of Cash Flow Information:
       Cash payments for interest                                      $                 5,005    $                3,172
       Common stock issued on conversion of debentures,
         notes payable and accrued interest                            $               677,642    $                    -
       Interest expense recorded on exercise of warrant                $                35,618    $                    -
       Debt discount                                                   $               354,667    $            1,005,581
       Debt discount cancelled                                         $               400,279    $                    -
                                                                          -----------------------------------------------

     See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

                         PATRIOT SCIENTIFIC CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.       BASIS OF PRESENTATION

The consolidated financial statements of Patriot Scientific Corporation ("Patriot") presented herein have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-QSB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with our audited consolidated financial statements and notes thereto included in Form 10-K for the year ended May 31, 2003.

In the opinion of management, the interim consolidated financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for interim periods. Operating results for the three month period are not necessarily indicative of the results that may be expected for the year.


Loss Per Share

We follow Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Under SFAS No. 128, basic loss per share is calculated as loss available to common stockholders divided by the weighted average number of common shares outstanding. Diluted loss per share is calculated as net loss divided by the diluted weighted average number of common shares. The diluted weighted average number of common shares is calculated using the treasury stock method for common stock issuable pursuant to outstanding stock options and common stock warrants. Common stock options and warrants of 73,951,979 and 42,515,180 for the three months ended August 31, 2003 and 2002, respectively, were not included in diluted loss per share for the periods as the effect was antidilutive due to our recording losses in each of those periods. See Notes 5 and 7 for discussion of commitments to issue additional shares of common stock and warrants.

Stock Options

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and disclosure," require the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

option at the grant date by using the Black-Scholes option-pricing model. SFAS No. 148 also provides for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company has elected to continue to account for stock based compensation under APB No. 25.

The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

Under the accounting provisions for SFAS No. 123, the Company's net loss per share would have been increased by the pro forma amounts indicated below:


                                               Three Months Ended
                                    -----------------------------------------
                                         August 31,            August 31,
                                            2003                  2002
-----------------------------------------------------------------------------

Net loss as reported                $       (1,152,547)   $         (943,441)
Compensation expense                           (85,674)             (144,423)
                                    -------------------   -------------------
Net loss pro forma                  $       (1,238,221)   $       (1,087,864)
                                    ===================   ===================
As reported per share
     Basic and diluted loss         $            (0.01)   $            (0.01)
                                    ===================   ===================
Pro forma per share
     Basic and diluted loss         $            (0.01)   $            (0.01)
                                    ===================   ===================


Sale of Accounts Receivable

We follow SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," a replacement of SFAS No. 125. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A $400,000 factoring line we established with a bank enables us to sell selected accounts receivable invoices to the bank with full recourse against us. These transactions qualify for a sale of assets since (1) we have transferred all of our rights, title and interest in the selected accounts receivable invoices to the bank, (2) the bank may pledge, sell or transfer the selected accounts receivable invoices, and (3) we have no effective control over the selected accounts receivable invoices since we are not entitled to or obligated to repurchase or redeem the invoices before their maturity and we do not have the ability to unilaterally cause the bank to return the invoices. Under SFAS No.140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. During the first three months of fiscal 2004, we sold $4,000 of our accounts receivable to a bank under the

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

factoring agreement for $3,200. Pursuant to the provisions of SFAS No. 140, we reflected the transactions as sales of assets and established a receivable from the bank for the retained amount less the costs of the transactions and less any anticipated future loss in the value of the retained asset. The retained amount was equal to 20% of the total accounts receivable invoices sold to the bank less 1% of the total invoices as an administrative fee and 1.75% per month of the total outstanding accounts receivable invoices as a finance fee. The estimated future loss reserve for each receivable included in the estimated value of the retained asset was based on the payment history of the accounts receivable customer. As of August 31, 2003, there were no qualifying accounts receivable invoices available to factor resulting in no balance outstanding under the factoring line and $400,000 remaining available for future factoring of accounts receivable invoices.

2.       RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this statement did not impact our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this statement did not impact our financial position or results of operations.

3.       CONTINUED EXISTENCE AND MANAGEMENT'S PLAN

Our consolidated financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our obtaining sufficient financing to sustain our operations. We incurred a net loss of $1,152,547, $3,888,299 and $5,487,051 and negative cash flow from operations of $539,238, $1,885,762 and $3,632,534 in the three months ended August 31, 2003 and the years ended May 31, 2003 and 2002, respectively. At August 31, 2003, we had deficit working capital of $1,463,051 and cash and cash equivalents of $7,288. We have historically funded our operations primarily through the issuance of securities and debt

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

financings. Cash and cash equivalents decreased $25,375 during the three months ended August 31, 2003.

We estimate our current cash requirements to sustain our operations for the next twelve months through August 2004 to be $2.1 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have a note payable to Swartz Private Equity, LLC ("Swartz") of $635,276 at August 31, 2003 which is due March 1, 2004. We also have convertible debentures with a group of investors as of August 31, 2003 aggregating $853,388 and advances of $127,500 on a convertible debenture that closed subsequent to August 31, 2003. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the next two years as long as the price of our common stock is in excess of $0.20 per share. During the first three months ended August 31, 2003, we obtained $31,000 from the sale of equity to several private investors, $50,100 from the exercise of a warrant and $10,000 from short term notes entered into with a related party. Subsequent to August 31, 2003, we obtained an additional $9,440 from the sale of equity to several private investors and $187,500 from the issuance of additional convertible debentures net of advances discussed above.

If the optional amounts under the convertible debentures are not raised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we may need to secure additional short-term debt, private placement debt and/or equity financings with individual or institutional investors. In addition, we may need to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $2.1 million requirement will be provided by:

         o        additional debt and/or equity financings; and

         o proceeds from the exercise of outstanding stock options and warrants.

In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. We also have remaining a $400,000 accounts receivable factoring agreement with our bank; however, we have no eligible accounts receivable to factor as of August 31, 2003.

We anticipate our future revenue to be derived primarily from the sale of licenses and royalties. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies. Product introductions such as those currently underway for the Ignite may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

4.       SECURED NOTE PAYABLE

On March 12, 2002, we replaced and superceded a previously issued Secured Promissory Note with Swartz with an Amended Secured Promissory Note and Agreement with an effective date of October 9, 2001 and an Addendum to Amended Secured Promissory Note dated March 12, 2002. The amended note, which originally was to mature on April 9, 2003, has been extended to March 1, 2004 and amounts outstanding under the note bear interest at the rate of 5% per annum. Per the addendum to the amended note, principal and interest payments are deferred until March 1, 2004.

As part of the consideration for entering into the above amended note, we agreed to issue warrants to Swartz related to each advance against the note. In connection with each advance, we issued to Swartz a warrant to purchase a number of shares of common stock equal to the amount of the advance multiplied by 8.25 at an initial exercise price equal to the lesser of (a) the factor of the average of the volume weighted average price per share, as defined by Bloomberg L.P., for each trading day in the period beginning on the date of the previous advance and ending on the trading day immediately preceding the date of the current advance multiplied by .70 or (b) the volume weighted average price per share minus $0.05. In addition, we were obligated under the addendum to the note to issue to Swartz warrants equal to 20% of the common stock issued between March 12, 2002 and April 1, 2003 and we are obligated under the antidilution agreement to issue to Swartz warrants equal to 30% of the common stock issued subsequent to April 1, 2003 to any parties other than Swartz. In addition, we agreed to extend the expiration date to December 31, 2006 on certain warrants that were to expire previous to December 31, 2006. In exchange for these concessions, Swartz agreed to extend the due date to March 1, 2004 on a note for $635,276 net of accrued interest and unreserved 20,007,350 shares that have been reserved for the exercise of warrants for a period the sooner of 1) March 19, 2004, or 2) 90 days after the date on which our common stock exceeds $0.375 for 10 consecutive trading days.

As of August 31, 2003 we issued warrants to purchase up to 18,437,045 shares of our common stock in accordance with the amended note agreements and antidilution agreement. The warrants

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount.

The note is secured by our assets.

All debt discounts were amortized as additional interest expense over the term of the note payable. As of August 31, 2003, $1,107,238 had been reflected as debt discount which was amortized to interest expense during the previous fiscal years.

         Advances against the note                                                      $1,790,000
         Less amount applied against $30 million equity line of credit                    (227,800)
         Less amount applied against $25 million equity line of credit                    (926,924)
                                                                                                 -

         Less debt discount
                  Total                                        1,107,238
                  Amount amortized to expense                 (1,107,238)                        -
                                                              -----------                        -

         Note payable at August 31, 2003                                                $  635,276
                                                                                        ==========

On November 9, 2001, an offset of $227,800 from the sale of 2,500,000 shares of common stock was applied against the final put under the $30 million equity line of credit discussed below.

On May 30, 2002, an offset of $926,924 from the sale of 14,100,000 shares of common stock was applied against the first and only put under the $25 million equity line of credit discussed below.

5.       8% CONVERTIBLE DEBENTURES

Overview. From April 23, 2002 through August 31, 2003, we sold an aggregate of $2,310,000 of 8% convertible debentures to a group of eleven investors. In addition, at August 31, 2003, we have received advances totaling $127,500 against a convertible debenture that closed subsequent to the quarter. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock for two years from the date of closing. In addition, the debenture holders received warrants exercisable into a number of our common shares.

Number of Shares Debentures May Be Converted Into. The debentures can be converted into a number of our common shares at conversion prices that initially equaled $0.0172 to $0.10289 per share.

Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement becomes effective, October 29, 2002 for the first $1,000,000 of principal, March 7, 2003 for the second $605,000 of principal and June 26, 2003 for the third $510,000 of principal. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date. On October 29, 2002, the date the registration statement for the first $1,000,000 of principal became effective, the conversion prices were reset to $0.04457 from initial conversion prices ranging from $0.08616 to $0.10289. On March 7, 2003, the date the registration statement for the second $605,000 of principal became effective, the conversion prices were reset to $0.04722 from initial conversion prices ranging from $0.05126 to $0.0727. On June 26, 2003, the date the registration statement for the third $510,000 of principal became effective, the conversion prices for debentures with initial conversion prices of $0.065 will reset to $0.06346.

Warrants. Concurrent with the issuance of the convertible debentures, we issued to the debenture holders warrants to purchase up to 42,011,196 shares of our common stock. These warrants are exercisable for five years from the date of issuance at initial exercise prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance.

Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants. For a period of 18 months from the date of the debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders' prior written approval.

Right of First Refusal. The debenture holders have a right of first refusal to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

Registration Rights. We are responsible for registering the resale of the shares of our common stock which will be issued on the conversion of the debentures. On October 29, 2002, a registration statement covering the first $1,000,000 of debentures was declared effective by the Securities and Exchange Commission. On March 7, 2003, a registration statement covering the second $605,000 of debentures was declared effective by the Securities and Exchange Commission. On June 26, 2003, a registration statement covering the third $510,000 of debentures was declared effective by the Securities and Exchange Commission.

The convertible debentures are secured by our assets.

Convertbile debenture dated April 23, 2002                                                $          225,000
Convertbile debentures dated June 10, 2002                                                           775,000
Convertbile debenture dated August 23, 2002                                                          175,000
Convertbile debentures dated October 29, 2002                                                        180,000
Convertbile debenture dated December 16, 2002                                                        100,000
Convertbile debenture dated January 24, 2003                                                         150,000
Convertbile debenture dated March 24, 2003                                                           162,500
Convertbile debenture dated April 15, 2003                                                            10,000
Convertbile debenture dated May 20, 2003                                                             187,500
Convertbile debenture dated June 9, 2003                                                             150,000
Convertbile debentures dated August 1, 2003                                                           75,000
Convertbile debenture dated August 5, 2003                                                           120,000
Advances against debenture issued subsequent to August 31, 2003                                      127,500
Less amounts converted to common stock                                                            (1,456,611)
Less debt discount
                            Total discounts recorded                    $     2,310,000
                            Amount amortized to expense                        (797,425)
                            Amount cancelled on conversion                     (927,346)            (585,229)
                                                                           -------------  -------------------
Convertible debentures at August 31, 2003                                                            395,660
Less current portion                                                                                 159,932
                                                                                          -------------------
Long term portion                                                                         $          235,728
                                                                                          ===================

6.       INVESTMENT AGREEMENT

$25 Million Equity Line of Credit Agreement

Overview. On September 17, 2001, we entered into an investment agreement with Swartz. The investment agreement entitles us to issue and sell our common stock to Swartz for up to an aggregate of $25 million from time to time during a three-year period following the effective date of the registration statement. This is also referred to as a put right. We filed a registration statement on Form S-1 on October 11, 2001 that was declared effective on November 5, 2001 for 15,000,000 shares of our common stock which we issued to Swartz during the fiscal year ended May 31, 2002. There remains approximately $24 million available under this line conditioned on us filing one or more additional registration statements. As of August 31, 2003, we have not filed a statement requesting the registration of additional shares to put to Swartz under the $25 million equity line of credit.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

Put Rights. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right, and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $3 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz may not exceed 20% of the aggregate daily reported trading volume during each of two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right.

The price Swartz will pay for each share of common stock sold in a put is equal to the lesser of (i) the market price for each of the two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right minus $0.10, or (ii) X percent of the market price for each of the two ten day periods, where, X is equal to 90% if the market price is below $2.00 and 93% if market price is equal to or greater than $2.00. Market price is defined as the lowest closing bid price for the common stock during each of the two consecutive ten business day periods. However, the purchase price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

Limitations and Conditions Precedent to Our Put Rights. We may not initiate a put if, as of the proposed date of such put:

o we have issued shares of our common stock that have been paid for by Swartz and the amount of proceeds we have received is equal to the maximum offering amount;

o the registration statement covering the resale of the shares becomes ineffective or unavailable for use;

o our common stock is not actively trading on the OTC Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange, or is suspended or delisted with respect to the trading on such market or exchange.

If any of the following events occur during the pricing period for a put, the volume accrual shall cease. For the put, the pricing period shall be adjusted to end 10 business days after the date that we notify Swartz of the event, and any minimum price per share we specified shall not apply to the put:

         o we have announced or implemented a stock split or combination of our common stock between the advanced put notice date and the end of the pricing period;

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

         o we have paid a common stock dividend or made any other distribution of our common stock between the advanced put notice date and the end of the pricing period;

         o we have made a distribution to the holders of our common stock or of all or any portion of our assets or evidences of indebtedness between the put notice date and the end of the pricing period;

         o we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the end of the pricing period, the registration statement covering the resale of the shares becomes ineffective or unavailable for use, or our stock becomes delisted for trading on our then primary exchange; or

         o we discover the existence of facts that cause us to believe that the registration statement contains an untrue statement or omits to state a material fact.

Short Sales. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the investment agreement. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Termination of Investment Agreement. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

Restrictive Covenants. During the term of the investment agreement and for a period of two months thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities or with a fixed conversion or exercise price subject to adjustment without obtaining Swartz's prior written approval.

Right of First Refusal. Swartz has a right of first refusal to purchase any variable priced securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement and a right of participation for any equity securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement.

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

Swartz's Right of Indemnification. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

Waiver and Agreement. On March 12, 2002, we entered into an amended waiver and agreement with Swartz which replaced and superseded all previous waivers and agreements. This amended waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share, as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz, the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the amended waiver and agreement increased the intended put share amount for the first put to 14,100,000 shares, which is the total number of shares we had registered so far under the $25 million equity line of credit. On May 30, 2002 we closed the first put under the $25 million equity line of credit by applying the proceeds of $926,924 to the secured note payable discussed in
Note 4.

Warrants. In connection with closing the $25 million equity line of credit, we issued to Swartz a commitment warrant to purchase 900,000 shares of our common stock. This warrant was valued on the issuance date using the Black-Scholes pricing model and the value was recorded as a debt discount.

7.       STOCKHOLDERS' DEFICIT

The following table summarizes equity transactions during the three months ended August 31, 2003:

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

                                              Common
                                              Shares            Dollars
                                         ----------------    -----------------

Balance June 1, 2003                         106,547,807     $     44,282,276

Sale of common stock                           1,188,236               31,000
Exercise of common stock warrants              1,334,757               50,100
Stock issued on conversion of
  debentures and accrued interest             14,447,472              677,642
Non-cash interest and debt discount
  related to warrants and debentures                   -              390,285
                                         ----------------    -----------------

Balance August 31, 2003                      123,518,272     $     45,431,303
                                         ================    =================

Stock Options

At August 31, 2003, we had 17,500 options outstanding pursuant to our 1992 ISO Stock Option Plan exercisable at $1.325 per share expiring in 2005; 50,000 options outstanding pursuant to our 1992 NSO Stock Option Plan exercisable at $1.325 per share expiring in 2005; 2,026,500 options outstanding pursuant to our 1996 Stock Option Plan exercisable at a range of $0.0425 to $1.325 per share expiring beginning in 2004 through 2008; and 2,960,000 options outstanding pursuant to our 2001 Stock Option Plan exercisable at a range of $0.0425 to $0.69 per share expiring beginning in 2004 through 2008 Also, in August 2003 the Board of Directors authorized a 2003 Stock Option Plan subject to shareholders approval.

Some of the options outstanding under these plans are not presently exercisable and are subject to meeting vesting criteria.

Warrants

At August 31, 2003, we had warrants outstanding exercisable into 68,897,979 common shares at exercise prices ranging from $0.0172 to $0.65 per share expiring beginning in 2004 through 2008. During the three months ended August 31, 2003, we issued warrants to purchase 11,240,268 shares of common stock of which 11,040,268 are subject to repricings at the six month anniversary of the issuance of the warrant. At each anniversary date the warrants will be repriced to the lesser of the initial exercise price or 110% of the lowest closing bid price of our common stock for the five trading days ending on such six month anniversary date. During the three months ended August 31, 2003, warrants to purchase 27,483,933 shares of common stock with initial or reset exercise prices ranging from $0.0451 to $0.07303 have been repriced to exercise prices ranging from $0.04 to $0.0649.

During the three months ended August 31, 2003, we issued to Swartz a snap shot warrant exercisable for five years into 193,333 common shares at an initial exercise price of $0.0572 per share. This snap shot warrant was issued under an agreement with Swartz whereby we will issue to Swartz warrants to purchase common shares equal to 30% of any common stock or warrants we

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)

issue to parties other than Swartz or their affiliates after April 1, 2003.

During the three months ended August 31, 2003, a warrant to purchase 1,334,757 shares of common stock was exercised at a price which was lower than the reset price at the time of exercise. The difference between the exercise price and the reset price, $35, 618, was recorded during the quarter as additional interest expense.

Common Stock

During the three months ended August 31, 2003, we sold to a group of individual private investors a total of 1,188,236 shares of common stock at prices ranging from $0.025 to $0.034 for an accumulated total of $31,000. The investors have agreed to hold these shares for a minimum of one year.


------------------------------------------------------------ ---------------------------------------------------------

===========================================================  ========================================================
Until the completion of the resale of the common
stock included in this prospectus, all dealers that
effect transactions in these securities, whether or
not participating in this offering, may be required
to deliver a prospectus. This is in addition to the
dealers' obligation to deliver a prospectus when
acting as underwriters  and with respect to their
unsold  allotments or subscriptions.                                              The Resale of
                                                                                 67,051,966 Shares
                                                                                        of
                     Table of Contents                                             Common Stock
                                                                                     Offered by
Prospectus Summary....................     5                                   Selling Shareholders
Risk Factors..........................     8
Plan of Distribution .................    14
Selling Shareholders..................    15
The Company...........................    16
Use of Proceeds.......................    30
Litigation............................    30
Management's Discussion and                                                      PATRIOT SCIENTIFIC
Analysis of Financial Condition.......    30                                        CORPORATION
Changes in Accountants................    37
Management............................    38
Principal Shareholders................    44
Certain Transactions..................    46
Trading Market and Related Matters....    47
Description of Securities.............    48                                         PROSPECTUS
Legal Matters.........................    49
Experts ..............................    49
Index to Financial Statements.........    F-1

                                                                     Subject to Completion, November 5, 2003


------------------------------------------------------------ ---------------------------------------------------------

===========================================================  ========================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Pursuant to the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.


ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:

Registration Fee - Securities and Exchange Commission..........        $   287
Printing and Engraving..........................................         1,000*
Legal Fees and Expenses.........................................        15,000*
Accounting Fees.................................................        15,000*
Blue Sky Fees and Expenses......................................         1,000*
                                                                        ------

         Total..................................................       $32,287*

             * Estimated


ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

         We offered and sold the following common stock, either for cash or in consideration of services rendered as indicated below, and common stock warrants without registration under the Securities Act of 1933, as amended, and exemption for such sales from registration under the Act is claimed in reliance upon the exemption provided by Section 4(2) thereof on the basis that such offers and sales were transactions not involving any public offering. Appropriate precautions against transfer have been taken, including the placing of a restrictive legend on all certificates evidencing such securities. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Common Stock

                                                   Number of       Aggregate      Purchase Price Per
           Name                Date of Sale         Shares      Purchase Price          Share
           ----                ------------         ------      --------------          -----
Robert Crawford              January 22, 2002          400,000           $34,000          $0.08  Cash
William Crawford             January 22, 2002          400,000           $34,000          $0.08  Cash
iCapital                     January 25, 2002        1,000,000           $90,000          $0.09  Services
Robert Crawford             September 24, 2002       1,000,000           $25,000          $0.03  Cash
REC Music Foundation        September 24, 2002         600,000           $15,000          $0.03  Cash
Donald Logo                  October 28, 2002          166,000            $5,000          $0.03  Cash
Red Oak Inc.                 October 28, 2002          166,000            $5,000          $0.03  Cash
Donald Logo                  December 6, 2002          111,111            $5,000          $0.04  Cash
Red Oak Inc.                 December 6, 2002          111,111            $5,000          $0.04  Cash
Don Riley                    December 9, 2002          118,889            $5,350          $0.04  Cash
Greg Erickson                December 16, 2002         100,000            $5,000          $0.05  Cash
Dean Gullick                 December 19, 2002         102,459            $5,000          $0.05  Cash
Robert Vincent               December 19, 2002          61,475            $3,000          $0.05  Cash
John Laws                    January 21, 2003           98,039            $5,000          $0.05  Cash
REC Music Foundation         February 3, 2003          400,000           $12,000          $0.03  Cash
John Castellano              February 3, 2003          138,889            $5,000          $0.04  Cash
Lyle Armstrong               February 7, 2003          125,000            $4,500          $0.04  Cash
Lyle Armstrong               February 13, 2003          88,889            $3,000          $0.03  Cash
Red Oak Inc.                 February 13, 2003          59,259            $2,000          $0.03  Cash
Orrin Noling                 February 24, 2003         162,338            $5,000          $0.03  Cash
Michael Korbiak                March 3, 2003           155,807            $5,500          $0.04  Cash
Lyle Armstrong                August 1, 2003            44,118            $1,500         $0.034  Cash
Red Oak Inc.                  August 1, 2003            44,118            $1,500         $0.034  Cash
Red Oak Inc.                  August 20, 2003          100,000            $3,000         $0.030  Cash
REC Music Foundation          August 26, 2003        1,000,000           $25,000         $0.025  Cash
Red Oak Inc.                September 16, 2003          64,516            $2,000         $0.031  Cash
Dean Gullick                September 23, 2003         181,333            $5,440         $0.030  Cash
Lydon Inc.                  September 30, 2003          67,667            $2,000         $0.030  Cash

Warrants

                                                   Number of   Initial Exercise       Expiration
           Name              Date of Issuance       Shares      Price Per Share          Date
           ----              ----------------       ------      ---------------          ----
Silicon Valley Finance              May 15, 2001        25,000         $ 0.65000         May 15, 2006
Dian Griesel                     August 14, 2001       150,000         $ 0.40000      August 14, 2006
Swartz Private Equity            October 9, 2001       719,400         $ 0.04510      October 9, 2006
Swartz Private Equity           October 23, 2001     1,031,250         $ 0.03850     October 23, 2006
Swartz Private Equity           November 2, 2001       412,500         $ 0.04400     November 2, 2006
Swartz Private Equity           November 5, 2001       618,750         $ 0.05500     November 5, 2006
Swartz Private Equity           November 9, 2001     2,125,000         $ 0.07150     November 9, 2006
Swartz Private Equity          November 19, 2001       825,000         $ 0.06600    November 19, 2006
Swartz Private Equity           December 3, 2001     1,031,250         $ 0.06380     December 3, 2006
Swartz Private Equity          December 17, 2001     1,031,250         $ 0.06490    December 17, 2006
Swartz Private Equity          December 28, 2001       825,000         $ 0.05940    December 28, 2006
Swartz Private Equity           January 14, 2002     1,237,500         $ 0.05720     January 14, 2007
Swartz Private Equity           January 28, 2002       825,000         $ 0.05390     January 28, 2007
Swartz Private Equity          February 12, 2002       618,750         $ 0.04760    February 12, 2007
Swartz Private Equity          February 15, 2002       206,250         $ 0.04510    February 15, 2007
Swartz Private Equity          February 25, 2002       618,750         $ 0.04400    February 25, 2007
Swartz Private Equity             March 12, 2002     1,650,000         $ 0.04840       March 12, 2007
Swartz Private Equity             March 25, 2002     1,237,500         $ 0.03300       March 25, 2007
Lincoln Ventures                  April 23, 2002     2,514,809         $ 0.04685       April 23, 2007
Lincoln Ventures                   June 10, 2002     7,674,853         $ 0.06422        June 10, 2007
Charles Moore                      June 10, 2002       333,689         $ 0.06422        June 10, 2007
Victor Gabourel                    June 10, 2002       333,689         $ 0.06422        June 10, 2007
James Zolin                        June 10, 2002       333,689         $ 0.06422        June 10, 2007
Richard Daniels                    June 10, 2002       333,689         $ 0.06422        June 10, 2007
Swartz Private Equity               July 1, 2002       635,318         $ 0.05400         July 1, 2007
Gloria Felcyn, TEE               August 23, 2002     2,767,674         $ 0.04381      August 23, 2007
Swartz Private Equity            October 1, 2002     1,294,013         $ 0.04000      October 1, 2007
Cliff Koerner                   October 29, 2002       448,732         $ 0.05126     October 29, 2007
Frederick Feck, Trustee         October 29, 2002       560,915         $ 0.05126     October 29, 2007
Stan Caplan                     October 29, 2002       560,915         $ 0.05126     October 29, 2007
Dan Nunes                       October 29, 2002       280,458         $ 0.05126     October 29, 2007
Leo Correia                     October 29, 2002       280,458         $ 0.05126     October 29, 2007
Victor Gabourel                 October 29, 2002       560,915         $ 0.05126     October 29, 2007
Richard Daniels                 October 29, 2002       560,915         $ 0.05126     October 29, 2007
Cliff Koerner                   October 29, 2002       560,915         $ 0.05126     October 29, 2007
James Zolin                     October 29, 2002       224,366         $ 0.05126     October 29, 2007
Lincoln Ventures               December 16, 2002     1,428,571         $ 0.06233    December 16, 2007
Swartz Private Equity            January 1, 2003     2,804,719         $ 0.05400      January 1, 2008
Lincoln Ventures                January 24, 2003     3,000,000         $ 0.05444     January 24, 2008
Lincoln Ventures                  March 24, 2003     3,963,414         $ 0.04100       March 24, 2008
Swartz Private Equity              April 1, 2003       621,512         $ 0.04080        April 1, 2008
Lincoln Ventures                  April 15, 2003       222,222         $ 0.04500       April 15, 2008
Lincoln Ventures                    May 20, 2003     2,884,615         $ 0.06500         May 20, 2008
Lincoln Ventures                    June 9, 2003     2,307,692         $ 0.06500         June 9, 2008
Hawk Associates                    June 16, 2003       200,000         $ 0.06000        June 16, 2008
Swartz Private Equity               July 1, 2003       193,333         $ 0.05720         July 1, 2008
James Zolin                       August 1, 2003       520,833         $ 0.04800       August 1, 2008
Victor Gabourel                   August 1, 2003       520,833         $ 0.04800       August 1, 2008
Richard Daniels                   August 1, 2003       520,833         $ 0.04800       August 1, 2008
Lincoln Ventures                October 21, 2003     2,142,857         $ 0.03500     October 21, 2008

ITEM 27.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The Exhibits and Financial Statement Schedules to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 28.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes the following:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration, or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on November 5, 2003

                                PATRIOT SCIENTIFIC CORPORATION

                                By:   /s/ LOWELL W. GIFFHORN
                                      ----------------------
                                          Lowell W. Giffhorn
                                          Executive Vice President, Chief Financial Officer,
                                          Secretary and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                Signature                          Title                            Date

        /s/JEFFREY E. WALLIN              President and Chief Executive         November 5, 2003
        --------------------
        Jeffrey E. Wallin                 Officer



        /s/LOWELL W. GIFFHORN             Chief Financial Officer, Principal    November 5, 2003
        ---------------------
        Lowell W. Giffhorn                Financial Officer, Principal
                                          Accounting Officer, Secretary
                                          and Director


        /s/DAVID POHL                     Director                              November 5, 2003
        -------------
        David Pohl


        /s/CARLTON JOHNSON                Director                              November 5, 2003
        --------------------------
        Carlton Johnson


        /s/DONALD BERNIER                 Chairman of the Board and             November 5, 2003
        -----------------
        Donald Bernier                    Director


        /s/HELMUT FALK JR.                Director                              November 5, 2003
        ------------------
        Helmut Falk Jr.


        /s/GLORIA H. FELCYN               Director                              November 5, 2003
        -------------------
        Gloria H. Felcyn

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
                             Registration Statement
                        Under The Securities Act of 1933






                                    EXHIBITS








                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

                         PATRIOT SCIENTIFIC CORPORATION

(a)   Exhibits

         The following exhibits are included as part of this registration statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.


Exhibit No.       Document                                                                                   No.
-----------       --------                                                                                   ---
2.0               PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.


2.1               Agreement to Exchange Technology for Stock in Patriot Scientific Corporation,              (1)
                  incorporated by reference to Exhibit 2.1 to Form 8-K dated August 10, 1989

2.2               Assets Purchase Agreement and Plan of Reorganization dated June 22,  1994,                 (1)
                  among the Company, nanoTronics Corporation and Helmut Falk, incorporated by reference to Exhibit 10.4 to Form 8-K dated
                  July 6, 1994

2.2.1             Amendment to Development Agreement dated April 23, 1996 between the Company and            (1)
                  Sierra Systems, incorporated by reference to Exhibit 2.2.1 to Pre-Effective
                  Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

2.3               Form of Exchange Offer dated December 4, 1996 between the Company and certain              (1)
                  shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form
                  8-K dated January 9, 1997

2.4               Letter of Transmittal to Accompany Shares of Common Stock of Metacomp, Inc.                (1)
                  Tendered Pursuant to the Exchange Offer Dated December 4, 1996 incorporated by reference to Exhibit 2.4 to Form 8-K dated January 9, 1997

3.0               ARTICLES AND BYLAWS.

3.1               Original Articles of Incorporation of the Company's predecessor, Patriot                   (1)
                  Financial Corporation, incorporated by reference to Exhibit
                  3.1 to registration statement on Form S-18, file no.
                  33-23143-FW

3.2               Articles of Amendment of Patriot Financial Corporation, as filed with the                  (1)
                  Colorado Secretary of State on July 21, 1988, incorporated by reference to
                  Exhibit 3.2 to registration statement on Form S-18, File No. 33-23143-FW

3.3               Certificate of Incorporation of the Company, as filed with the Delaware                    (1)
                  Secretary of State on March 24, 1992, incorporated by
                  reference to Exhibit 3.3 to Form 8-K dated May 12, 1992

3.3.1             Certificate of Amendment to the Certificate of Incorporation of the Company, as            (1)
                  filed with the Delaware Secretary of State on April 18, 1995, incorporated by reference to Exhibit 3.3.1 to Form 10-KSB for the fiscal year ended May 31,
                  1995

                                       2
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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---

3.3.2             Certificate of Amendment to the Certificate of Incorporation of the Company, as            (1)
                  filed with the Delaware Secretary of State on June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form 10-KSB for the fiscal year ended May 31, 1997

3.3.3             Certificate of Amendment to the Certificate of Incorporation of the Company, as            (1)
                  filed with the Delaware Secretary of State on April 28, 2000, incorporated by reference to Exhibit 3.3.3 to Registration Statement on Form S-3 dated
                  May 5, 2000

3.3.4             Certificate of Amendment to the Certificate of Incorporation of the Company, as            (1)
                  filed with the Delaware Secretary of State on May 6, 2002, incorporated by reference to Exhibit 3.3.4 to Registration Statement on Form S-3 dated June 27,
                  2002

3.4               Articles and Certificate of Merger of Patriot Financial Corporation into the               (1)
                  Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May
                  12, 1992

3.5               Certificate of Merger issued by the Delaware Secretary of State on May  8,                 (1)
                  1992, incorporated by reference to Exhibit 3.5 to Form 8-K dated May 12, 1992

3.6               Certificate of Merger issued by the Colorado Secretary of State on May 12,                 (1)
                  1992, incorporated by reference to Exhibit 3.6 to Form 8-K dated May 12, 1992

3.7                Bylaws of the Company, incorporated by reference to Exhibit 3.7 to Form 8-K               (1)
                   dated May 12, 1992

4.0                INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS.

4.1               Specimen common stock certificate, incorporated by reference to Exhibit 4.1                (1)
                  Form 8-K dated May 12, 1992

4.2               Form of Stock Purchase Warrant (Labway Corporation) dated February 29, 1996,               (1)
                  exercisable to purchase 253,166 common shares at $1.58 per share until August 31, 1996, granted to investors in
                  connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to
                  Form 10-QSB for fiscal quarter ended February 29, 1996

4.3               Form of 6% Convertible Subordinated Promissory Note due September 30, 1998                 (1)
                  aggregating $1,500,000 to six investors incorporated by reference to Exhibit
                  4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996

4.4               Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999               (1)
                  aggregating $2,000,000 to two investors incorporated by reference to Exhibit
                  4.4 to Form 8-K dated June 16, 1997

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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---

4.5               Form of Stock Purchase Warrant (CC Investments, LDC) dated June 2, 1997                    (1)
                  exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in Exhibit 4.4 incorporated by
                  reference to Exhibit 4.5 to Form 8-K dated June 16, 1997

4.6               Registration Rights Agreement dated June 2, 1997 by and among the Company and              (1)
                  CC Investments, LDC and the Matthew Fund, N.V. related to the registration of the common stock related to Exhibits 4.4 and 4.5 incorporated by reference to Exhibit 4.6 to Form 8-K dated June 16, 1997

4.7               Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.)                 (1)
                  dated June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at $1.69125 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.7 to Form 8-K dated June 16, 1997

4.8               Registration Rights Agreement dated June 2, 1997 by and among the Company and
                  Swartz Investments, LLC related to the registration of the common stock related            (1)
                  to Exhibit 4.7 incorporated by reference to Exhibit 4.8 to Form 8-K dated June
                  16, 1997

4.9               Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999               (1)
                  aggregating $1,000,000 to two investors incorporated by
                  reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998

4.10              Form of Stock Purchase Warrant (CC Investments, LDC) dated November 24, 1997               (1)
                  exercisable to purchase an aggregate of 200,000 common shares at $1.50 per share until June 2, 2002, granted to two
                  investors in connection with the offering of securities
                  described in Exhibit 4.9 incorporated by reference to Exhibit
                  4.10 to Form 10-KSB for the year ended May 31, 1998

4.11              Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.)                 (1)
                  dated November 24, 1997 exercisable to purchase an aggregate of 105,867 common shares at $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May
                  31, 1998

4.12              Form of Warrant to Purchase Common Stock (Investor Communications Group, Inc.)             (1)
                  dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended May
                  31, 1998

4.13              Warrant to Purchase Common Stock issued to Spellcaster Telecommunications, Inc.            (1)
                  dated April 28, 1998 exercisable to purchase an aggregate of
                  100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit 4.13 to Form 10-KSB for the year ended May 31, 1998

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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---

4.14              Investment agreement dated February 24, 1999 by and between the Company and                (1)
                  Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated  by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.15              Registration Rights Agreement dated February 24, 1999 by and between the                   (1)
                  Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated  by reference to Exhibit 4.15 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.16              Form of Warrant to Purchase Common Stock (Swartz Private Equity, LLC) dated                (1)
                  February 24, 1999 exercisable to purchase common shares in connection with the offering of securities in Exhibit 4.14 incorporated  by reference to Exhibit
                  4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.17              Amended and Restated Investment Agreement dated July 12, 1999 by and between               (1)
                  the Company and Swartz Private Equity, LLC for a maximum aggregate amount of
                  $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment
                  No. 2 to Registration Statement on Form SB-2 dated July 14, 1999

4.18              Investment Agreement dated April 28, 2000 by and between the Company and Swartz            (1)
                  Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18 to Registration Statement on Form S-3 dated May 5,
                  2000

4.18.1            Waiver and Agreement dated September 24, 2001 amending the Investment Agreement            (1)
                  dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to
                  Exhibit 4.18.1 to Registration Statement on Form
                  S-1 dated October 11, 2001

4.19              2001 Stock Option Plan of the Company dated February 21, 2001 incorporated by              (1)
                  reference to Exhibit 4.19 to Registration Statement on Form S-8 dated March 26,
                  2001

4.20              Investment agreement dated September 17, 2001 by and between the Company and               (1)
                  Swartz Private Equity, LLC for a maximum aggregate amount of $25,000,000 incorporated by reference to Exhibit 4.20 to Registration Statement on Form S-1 dated October 11, 2001


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Exhibit No.       Document                                                                                   No.
-----------       --------                                                                                   ---

4.21              Registration Rights Agreement dated September 17, 2001 by and between the                  (1)
                  Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.20 incorporated by reference to Exhibit 4.21 to Registration Statement on Form S-1 dated October 11, 2001

4.22              Warrant to Purchase Common Stock dated September 17, 2001 exercisable to                   (1)
                  purchase common shares in connection with the Offering of securities in Exhibit
                  4.20 incorporated by reference to Exhibit 4.22 to Registration Statement on
                  Form S-1 dated October 11, 2001

4.23              Financial Consulting Services Agreement between the Company and M. Blaine                  (1)
                  Riley, Randall Letcavage and Rosemary Nguyen incorporated by reference to
                  Exhibit 4.23 to Registration Statement on Form S-8 dated January 22, 2002

4.24              Form of  8% Convertible Debenture (Lincoln Ventures, LLC) due June 10, 2004                (1)
                  aggregating $1,000,000 to six investors incorporated by reference to Exhibit
                  4.24 to Registration Statement on Form S-3 dated June 27, 2002

4.25              Form of Stock Purchase Warrant (Lincoln Ventures, LLC) dated June 10, 2002
                  exercisable to purchase an aggregate of 12,859,175 common shares at initial                (1)
                  exercise prices ranging form $0.08616 to $0.10289 per share until June 10,
                  2007, granted to six investors in connection with the offering of securities described in Exhibit 4.24  incorporated by reference to Exhibit 4.25 to
                  Registration Statement on Form S-3 dated June 27, 2002

4.26              Form of Registration Rights Agreement (Lincoln Ventures, LLC) dated June 10,               (1)
                  2002 by and among the Company and six investors related to the registration of the common stock related to Exhibit 4.26 incorporated by reference to Exhibit
                  4.26 to Registration Statement on Form S-3 dated June 27, 2002

4.27              2003 Stock Option Plan of the Company dated July 2, 2003 incorporated                      (1)
                  by reference to Exhibit 4.27 to Registration Statement on Form S-8 dated
                  September 4, 2003

5.0               OPINION RE LEGALITY.

5.1               Legal opinion of Luce, Forward, Hamilton & Scripps LLP, attorney                           (2)

10.0              MATERIAL CONTRACTS.

10.1              1992 Incentive Stock Option Plan of the Company, incorporated by reference to              (1)
                  Exhibit 10.1 to Form 8-K dated May 12, 1992

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Exhibit No.       Document                                                                                    No.
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


10.1.1            Amendment to 1992 Incentive Stock Option Plan dated January 11, 1995,                      (1)
                  incorporated by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996

10.2              1992 Non-Statutory Stock Option Plan of the Company, incorporated by reference             (1)
                  to Exhibit 10.2 to Form 8-K dated May 12, 1992

10.2.1            Amendment to 1992 Non-Statutory Stock Option Plan dated January 11, 1995                   (1)
                  incorporated by reference to Exhibit 10.2.1 to Form 10-KSB for fiscal year ended May 31, 1996

10.3              Lease Agreement between the Company's subsidiary Metacomp, Inc. and                        (1)
                  Clar-O-Wood Partnership, a California limited partnership dated April 11, 1991 as amended November 11, 1992 and November 2, 1995 incorporated by reference to
                  Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997

10.4              Stock Purchase Agreement dated November 29 and 30, 1995, between the  Company              (1)
                  and SEA, Ltd., I
                  ncorporated by reference to Exhibit 10.4 to Form 8-K dated December 11, 1995

10.4.1            Letter Amendment to Stock Purchase Agreement dated February 21, 1996, between              (1)
                  the Company and SEA, Ltd., incorporated by reference to Exhibit 10.4.1 to Form
                  10-QSB for fiscal quarter ended 2/29/96

10.5              1995 Employee Stock Compensation Plan of the Company, incorporated by reference            (1)
                  to Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95

10.6              Letter Stock and Warrant Agreement dated January 10, 1996 between the Company              (1)
                  and Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form
                  10-QSB for fiscal quarter ended February 29, 1996

10.7              Non-Exclusive Manufacturing and Line of Credit Agreement dated February 28,                (1)
                  1996, between the Company and Labway Corporation, incorporated by reference to
                  Exhibit 10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.8              Distribution and Representation Agreement dated February 28, 1996, between the             (1)
                  Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form
                  10-QSB for fiscal quarter ended February 29, 1996

10.9              Employment Agreement dated November 20, 1995 between the Company and Elwood G.             (1)
                  Norris, incorporated by reference to Exhibit 10.9 to
                  Registration Statement on Form SB-2 dated March 18, 1996

10.9.1            First Amendment to Employment Agreement dated May 17, 1996 between the Company             (1)
                  and Elwood G. Norris, incorporated by reference to Exhibit 10.9.1 to
                  Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May
                  23, 1996

10.10             Employment Agreement dated November 20, 1995 between the Company and Robert                (1)
                  Putnam, incorporated by reference to Exhibit 10.10 to
                  Registration Statement on Form SB-2 dated March 18, 1996

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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---

10.11             Sales Contractual Agreement dated March 19, 1996 between the Company and Evolve            (1)
                  Software, Inc., incorporated by reference to Exhibit 10.11 to Pre-Effective
                  Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

10.11.1           Two Year Stock Purchase Warrant dated March 19, 1996 Granted to Evolve                     (1)
                  Software, Inc. Providing for the Purchase of up to 50,000 Common Shares at
                  $2.85, incorporated by reference to Exhibit 10.11.1 to Pre-Effective Amendment
                  No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

10.12             Employment Agreement dated as of May 8, 1996 between the Company and Michael A.            (1)
                  Carenzo, including Schedule A - Stock Option Agreement, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 to Registration
                  Statement on Form SB-2 dated May 23, 1996

10.12.1           First Amendment to Employment Agreement dated as of May 8, 1996 between the                (1)
                  Company and Michael A. Carenzo dated September 23, 1996,  incorporated by reference to Exhibit 10.12.1 to Form 10-KSB for the fiscal year ended May 31,
                  1997

10.13             1996 Stock Option Plan of the Company dated March 25, 1996 and approved by the             (1)
                  Shareholders on May 17, 1996,  incorporated by reference to Exhibit 10.13 to
                  Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May
                  23, 1996

10.14             Sales Contractual Agreement dated June 20, 1996 between the Company and                    (1)
                  Compunetics Incorporated incorporated by reference to Exhibit
                  10.14 to Form 10-KSB for fiscal year ended May 31, 1996

10.15             Sales Contractual Agreement dated July 31, 1996 between the Company and Premier            (1)
                  Technical Sales, Inc. incorporated by reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended May 31, 1996

10.16             Employment Agreement dated January 1, 1997 between the Company and Norman J.               (1)
                  Dawson incorporated by reference to Exhibit 10.16 to Form
                  10-KSB for fiscal year ended May 31, 1997

10.17             Employment Agreement dated January 1, 1997 between the Company and Jayanta K.              (1)
                  Maitra incorporated by reference to Exhibit 10.17 to Form
                  10-KSB for fiscal year ended May 31, 1997

10.18             Technology License and Distribution Agreement dated June 23, 1997 between the              (1)
                  Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to Form 10-KSB for the fiscal year ended May 31, 1997

10.19             Employment Agreement dated March 23, 1998 between the Company and James T.                 (1)
                  Lunney incorporated by reference to Exhibit 10.19 to Form
                  10-KSB for the fiscal year ended May 31, 1998


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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---

10.20             Employment Agreement dated July 28, 1997 between the Company and Phillip                   (1)
                  Morettini incorporated by reference to Exhibit 10.20 to Form
                  10-KSB for the fiscal year ended May 31, 1998

10.21             Employment Agreement dated July 23, 1998 between the Company and Lowell W.                 (1)
                  Giffhorn incorporated by reference to Exhibit 10.21 to Form
                  10-KSB for the fiscal year ended May 31, 1998

10.22             Secured Promissory Note dated June 12, 2000 between the Company and James T.               (1)
                  Lunney incorporated by reference to Exhibit 10.22 to Form
                  10-KSB for the fiscal year ended May 31, 2000

10.23             Purchase Agreement dated June 29, 2000 between the Company and 4S 37/38, LLC               (1)
                  incorporated by reference to Exhibit 10.23 to Form 10-KSB for the fiscal year ended May 31, 2000

10.24             Employment Agreement dated October 2, 2000 between the Company and Miklos B.               (1)
                  Korodi incorporated by reference to Exhibit 10.24 to Form
                  10-QSB for the fiscal quarter ended November 30, 2000

10.25             Employment Agreement dated December 1, 2000 between the Company and Richard G.             (1)
                  Blum incorporated by reference to Exhibit 10.25 to Form 10-QSB for the fiscal quarter ended November 30, 2000

10.26             Employment Agreement dated January 29, 2001 between the Company and Serge J.               (1)
                  Miller incorporated by reference to Exhibit 10.26 to Form
                  10-KSB for the fiscal year ended May 31, 2001

10.27             Lease Agreement dated February 23, 2001 between the Company and Arden Realty               (1)
                  Finance IV, LLC incorporated by reference to Exhibit 10.27 to
                  Form 10-KSB for the fiscal year ended May 31, 2001

10.28             Employment Agreement dated January 1, 2001 between the Company and David H.                (1)
                  Pohl incorporated by reference to Exhibit 10.28 to Form 10-KSB for the fiscal year ended May 31, 2001


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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---

10.29             Employment Agreement dated April 26, 2001 between the Company and David H. Pohl            (1)
                  incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended May 31, 2001

10.30             Employment Agreement dated November 17, 2001 between the Company and Lowell W.             (1)
                  Giffhorn incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-3 dated June 27, 2002

10.31             Employment Agreement dated December 20, 2001 between the Company and Jayanta               (1)
                  Maitra incorporated by reference to Exhibit 10.31 to Registration Statement on
                  Form S-3 dated June 27, 2002

10.32             Consulting Agreement dated March 7, 2002 between the Company and SDMC, Inc.                (1)
                  incorporated by reference to Exhibit 10.32 to Registration Statement on Form
                  S-3 dated June 27, 2002

23.0              CONSENTS OF EXPERTS AND COUNSEL

23.1              Consent of Luce, Forward, Hamilton & Scripps LLP, attorneys at law ( included              (2)
                  in Exhibit 5.1)

23.2              Consent of Nation Smith Hermes Diamond, LLP independent certified public                   (2)
                  accountants

99.0              Additional Exhibits.

99.1              Form of ISO Plan Option (Gaspar) dated May 29, 1992, incorporated by reference             (1)
                  to Exhibit 28.2 to registration statement on Form SB-2, file no. 33-57858

99.2              Form of NSO Plan Option (Berlin) dated May 29, 1992, incorporated by reference             (1)
                  to Exhibit 28.3 to registration statement on Form SB-2, file no. 33-57858

99.3              Form of Incentive Stock Option Agreement to the Company's 1996 Stock Option                (1)
                  Plan (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to
                  Registration Statement on Form SB-2 dated May 23, 1996

99.4              Form of NonQualified Stock Option Agreement to the Company's 1996 Stock Option             (1)
                  Plan (individual agreement differ as to number of shares, date, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to
                  Registration Statement on Form SB-2 dated May 23, 1996

99.5              Press Release of the Company dated November 4, 1996 incorporated by                        (1)
                  reference to Exhibit 99.5 to Form 8-K dated January 9, 1997


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Exhibit No.       Document                                                                                    No.
-----------       --------                                                                                   ---
99.6              Form of Incentive Stock Option Agreement to the Company's 2001 Stock Option                (1)
                  Plan  incorporated by reference to Exhibit 99.6 to Registration Statement on
                  Form S-8 filed March 26, 2001

99.7              Form of Non-Qualified Stock Option Agreement to the Company's 2001 Stock Option            (1)
                  Plan  incorporated by reference to Exhibit 99.6 to Registration Statement on
                  Form S-8 filed March 26, 2001

99.8              Form of Incentive Stock Option Agreement to the Company's 2003 Stock Option                (1)
                  Plan  incorporated by reference to Exhibit 99.8 to Registration Statement on
                  Form S-8 filed September 4, 2003

99.9              Form of Non-Qualified Stock Option Agreement to the Company's 2003 Stock Option            (1)
                  Plan  incorporated by reference to Exhibit 99.9 to Registration Statement on
                  Form S-8 filed September 4, 2003


--
(1) Previously filed in indicated registration statement or report.

(2) Exhibit filed herewith this Registration Statement on Form SB-2.


(b) Reports on Form 8-K - None.


All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.